Execution Version VIRTU FINANCIAL LLC, as Holdings VFH PARENT LLC, as Issuer VALOR CO-ISSUER, INC., as Co-Issuer, and the SUBSIDIARY GUARANTORS party hereto from time to time 7.50% SENIOR FIRST LIEN NOTES DUE 2031 INDENTURE Dated as of June 21, 2024 U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

-i- TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions......................................................................................................................................... 1 Section 1.02 Other Definitions ............................................................................................................................ 40 Section 1.03 Rules of Construction...................................................................................................................... 40 Section 1.04 No Incorporation by Reference of Trust Indenture Act .................................................................. 41 Section 1.05 Specified Transactions .................................................................................................................... 41 Section 1.06 Certain Compliance Determinations ............................................................................................... 42 ARTICLE 2 THE NOTES Section 2.01 Form and Dating ............................................................................................................................. 43 Section 2.02 Execution and Authentication ......................................................................................................... 44 Section 2.03 Registrar and Paying Agent ............................................................................................................ 44 Section 2.04 Paying Agent to Hold Money in Trust ............................................................................................ 44 Section 2.05 Holder Lists ..................................................................................................................................... 45 Section 2.06 Transfer and Exchange .................................................................................................................... 45 Section 2.07 Replacement Notes ......................................................................................................................... 54 Section 2.08 Outstanding Notes ........................................................................................................................... 54 Section 2.09 Treasury Notes ................................................................................................................................ 55 Section 2.10 Temporary Notes............................................................................................................................. 55 Section 2.11 Cancellation .................................................................................................................................... 55 Section 2.12 Defaulted Interest ............................................................................................................................ 55 Section 2.13 CUSIP Numbers .............................................................................................................................. 55 ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee ........................................................................................................................... 56 Section 3.02 Selection of Notes to Be Redeemed or Purchased .......................................................................... 56 Section 3.03 Notice of Redemption ..................................................................................................................... 56 Section 3.04 Effect of Notice of Redemption ...................................................................................................... 57 Section 3.05 Deposit of Redemption or Purchase Price ....................................................................................... 57 Section 3.06 Notes Redeemed or Purchased in Part ............................................................................................ 58 Section 3.07 Optional Redemption ...................................................................................................................... 58 Section 3.08 Mandatory Redemption ................................................................................................................... 59 Section 3.09 Offer to Purchase by Application of Excess Proceeds .................................................................... 59 ARTICLE 4 COVENANTS Section 4.01 Payment of Notes ............................................................................................................................ 61 Section 4.02 Maintenance of Office or Agency ................................................................................................... 61 Section 4.03 Reports ............................................................................................................................................ 61 Section 4.04 Compliance Certificate ................................................................................................................... 63 Section 4.05 Restricted Payments ........................................................................................................................ 63 Section 4.06 Dividend and Other Payment Restrictions Affecting Subsidiaries ................................................. 67 Section 4.07 Incurrence of Indebtedness and Issuance of Preferred Stock .......................................................... 70

-ii- Section 4.08 Asset Sales ...................................................................................................................................... 75 Section 4.09 Transactions with Affiliates ............................................................................................................ 78 Section 4.10 Liens ................................................................................................................................................ 80 Section 4.11 Existence. ........................................................................................................................................ 81 Section 4.12 Offer to Repurchase Upon Change of Control ................................................................................ 81 Section 4.13 Additional Note Guarantees ............................................................................................................ 82 Section 4.14 Designation of Restricted and Unrestricted Subsidiaries ................................................................ 83 Section 4.15 Changes in Covenants when the Notes are Rated Investment Grade .............................................. 83 Section 4.16 After-Acquired Property; Assets Subject to Liens .......................................................................... 84 Section 4.17 Information Regarding Collateral ................................................................................................... 84 Section 4.18 Stay, Extension and Usury Laws .................................................................................................... 85 ARTICLE 5 SUCCESSORS Section 5.01 Merger, Consolidation, or Sale of Assets ........................................................................................ 85 Section 5.02 Successor Person Substituted .......................................................................................................... 86 ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default ............................................................................................................................ 86 Section 6.02 Acceleration .................................................................................................................................... 89 Section 6.03 Other Remedies ............................................................................................................................... 89 Section 6.04 Waiver of Past Defaults .................................................................................................................. 89 Section 6.05 Control by Majority ........................................................................................................................ 89 Section 6.06 Limitation on Suits .......................................................................................................................... 90 Section 6.07 Rights of Holders of Notes to Receive Payment ............................................................................. 90 Section 6.08 Collection Suit by Trustee ............................................................................................................... 90 Section 6.09 Trustee May File Proofs of Claim ................................................................................................... 90 Section 6.10 Priorities .......................................................................................................................................... 91 Section 6.11 Undertaking for Costs ..................................................................................................................... 91 ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee ............................................................................................................................. 91 Section 7.02 Rights of Trustee ............................................................................................................................. 92 Section 7.03 Individual Rights of Trustee............................................................................................................ 93 Section 7.04 Trustee’s Disclaimer ....................................................................................................................... 93 Section 7.05 Notice of Defaults ........................................................................................................................... 93 Section 7.06 Reports by Trustee to Holders of the Notes .................................................................................... 94 Section 7.07 Compensation and Indemnity ......................................................................................................... 94 Section 7.08 Replacement of Trustee .................................................................................................................. 95 Section 7.09 Successor Trustee by Merger, etc. .................................................................................................. 95 Section 7.10 Eligibility; Disqualification ............................................................................................................. 95 Section 7.11 Preferential Collection of Claims Against Issuers .......................................................................... 96 ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.......................................................... 96 Section 8.02 Legal Defeasance and Discharge .................................................................................................... 96 Section 8.03 Covenant Defeasance ...................................................................................................................... 96 Section 8.04 Conditions to Legal or Covenant Defeasance ................................................................................. 97

-iii- Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions ................................................................................................................................ 98 Section 8.06 Repayment to Issuers ...................................................................................................................... 98 Section 8.07 Reinstatement .................................................................................................................................. 99 ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes ............................................................................................. 99 Section 9.02 With Consent of Holders of Notes ................................................................................................ 100 Section 9.03 Revocation and Effect of Consents ............................................................................................... 101 Section 9.04 Notation on or Exchange of Notes ................................................................................................ 101 Section 9.05 Trustee to Sign Amendments, etc. ................................................................................................ 102 ARTICLE 10 COLLATERAL AND SECURITY Section 10.01 Collateral Documents .................................................................................................................... 102 Section 10.02 Release of Collateral ..................................................................................................................... 102 Section 10.03 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents .............. 103 Section 10.04 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents .................... 103 Section 10.05 Termination of Security Interest ................................................................................................... 103 Section 10.06 Collateral Agent ............................................................................................................................ 104 ARTICLE 11 NOTE GUARANTEES Section 11.01 Guarantee ...................................................................................................................................... 108 Section 11.02 Limitation on Guarantor Liability ................................................................................................. 109 Section 11.03 Execution and Delivery of Note Guarantee .................................................................................. 109 Section 11.04 Guarantors May Consolidate, etc., on Certain Terms ................................................................... 110 Section 11.05 Releases ........................................................................................................................................ 110 ARTICLE 12 SATISFACTION AND DISCHARGE Section 12.01 Satisfaction and Discharge ............................................................................................................ 112 Section 12.02 Application of Trust Money .......................................................................................................... 113 ARTICLE 13 MISCELLANEOUS Section 13.01 Notices .......................................................................................................................................... 113 Section 13.02 Communication by Holders of Notes with Other Holders of Notes .............................................. 114 Section 13.03 Certificate and Opinion as to Conditions Precedent ..................................................................... 114 Section 13.04 Statements Required in Certificate or Opinion ............................................................................. 114 Section 13.05 Rules by Trustee and Agents......................................................................................................... 115 Section 13.06 No Personal Liability of Directors, Officers, Employees and Stockholders ................................. 115 Section 13.07 Governing Law ............................................................................................................................. 115 Section 13.08 No Adverse Interpretation of Other Agreements .......................................................................... 115 Section 13.09 Successors ..................................................................................................................................... 115 Section 13.10 Severability ................................................................................................................................... 115 Section 13.11 Counterpart Originals .................................................................................................................... 115 Section 13.12 Table of Contents, Headings, etc. ................................................................................................. 116 Section 13.13 Submission to Jurisdiction ............................................................................................................ 116

-iv- Section 13.14 Waiver of Jury Trial ...................................................................................................................... 116 Section 13.15 Tax Matters ................................................................................................................................... 116 Section 13.16 U.S.A. Patriot Act ......................................................................................................................... 116 EXHIBITS Exhibit A FORM OF NOTE Exhibit B FORM OF CERTIFICATE OF TRANSFER Exhibit C FORM OF CERTIFICATE OF EXCHANGE Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF SUPPLEMENTAL INDENTURE

-1- INDENTURE dated as of June 21, 2024 among Virtu Financial LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (the “Issuer”), Valor Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Subsidiary Guarantors (as defined herein) party hereto from time to time and U.S. Bank Trust Company, National Association, as trustee and as collateral agent. Holdings, the Issuers, the Subsidiary Guarantors, the Trustee (as defined herein) and the Collateral Agent (as defined herein) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 7.50% Senior First Lien Notes due 2031 (the “Notes”): W I T N E S S E T H: WHEREAS, for its lawful corporate purposes, the Issuers have duly authorized the issuance of the Initial Notes, and in order to provide the terms and conditions upon which the Initial Notes are to be authenticated, issued and delivered, the Issuers have duly authorized the execution and delivery of this Indenture; and WHEREAS, all acts and things necessary to make the Initial Notes, when executed by the Issuers and authenticated and delivered by the Trustee or a duly authorized authenticating agent, pursuant to this Indenture, the valid, binding and legal obligations of the Issuers, and this Indenture a valid and binding agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Initial Notes have in all respects been duly authorized. NOW, THEREFORE, THIS INDENTURE WITNESSETH: ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. “144A Global Note” means one or more Global Notes, each substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that, in the aggregate, will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A. “Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Debt will be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets. “Additional First Lien Collateral Agent” means the Collateral Agent, as collateral agent for the Additional First Lien Secured Parties. “Additional First Lien Documents” means, with respect to the Indenture Obligations or any Series of Additional Senior Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Indenture Documents and the

-2- Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Indenture Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Indenture Obligations) has been designated as Additional First Lien Obligations pursuant to the Intercreditor Agreement. “Additional First Lien Obligations” means all amounts owing to any Additional First Lien Secured Party (including the Notes Secured Parties) pursuant to the terms of any Additional First Lien Document (including the Indenture Documents), including, without limitation, all amounts in respect of any principal, premium, interest, fees, expenses (including any interest, fees, or expenses accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional First Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts. “Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto, and shall include the Notes Secured Parties. “Additional First Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the Issue Date that create Liens on any assets or properties of an Issuer or a Guarantor to secure the Additional First Lien Obligations. “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture, as part of the same series as the Initial Notes. “Additional Senior Class Debt” means additional indebtedness incurred after the Issue Date that is permitted by the Senior Credit Agreement and this Indenture and secured on an equal and ratable basis by the Liens securing the First Lien Obligations. “Additional Senior Class Debt Representative” means the Authorized Representative of any Additional Senior Class Debt. “Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “After-Acquired Property” means any and all assets or property (other than Excluded Property) acquired after the Issue Date, including any property or assets acquired by an Issuer or a Guarantor from another Subsidiary, which in each case constitutes Collateral or would have constituted Collateral had such assets and property been owned by an Issuer or Guarantor on the Issue Date. “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent. “Applicable Calculation Date” or “date of determination” means the applicable date of calculation for the specified financial ratio, amount or percentage. “Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the Applicable Calculation Date for which financial statements have been furnished in accordance with the covenant set forth under Section 4.03 hereof or for which financial statements are available. “Applicable Premium” means, with respect to any Note on any redemption date, the greater of: (1) 1.0% of the then outstanding principal amount of the Note; or (2) the excess, if any, of:

-3- (a) the present value at such redemption date of (i) the redemption price of the Note at June 15, 2027 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through (but not including) June 15, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Note. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000. “Asset Sale” means: (1) the sale, lease (other than operating leases), conveyance or other disposition of any assets by Holdings or any Restricted Subsidiary; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.12 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.08 hereof; and (2) the issuance of Equity Interests in any of Holdings’ Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (1) any single transaction or series of related transactions that involves assets or the issuance or sale of Equity Interests of any of Holdings’ Restricted Subsidiaries having a Fair Market Value of less than the greater of $20,000,000 and 2.0% of Consolidated EBITDA; (2) the sale or other disposition of obsolete or worn out property in the ordinary course of business and dispositions of property (including abandonment of intellectual property) no longer used or useful to the conduct of the business of Holdings or its Restricted Subsidiaries in the ordinary course of business; (3) the sale or other disposition of inventory and other assets (including securities (other than Equity Interests of a Restricted Subsidiary), Hedging Agreements, derivatives and other financial instruments) in the ordinary course of business; (4) dispositions (i) by a Restricted Subsidiary of Holdings of all or substantially all of its assets to any other Restricted Subsidiary of Holdings; provided that (A) in the case of such disposition by a Wholly Owned Restricted Subsidiary of Holdings the transferee entity shall be a Wholly Owned Restricted Subsidiary of Holdings and (B) in the case of such disposition by a Broker-Dealer Subsidiary, the transferee entity shall be a Broker-Dealer Subsidiary and (ii) by any Restricted Subsidiary of Holdings of all or substantially all of its assets to an Issuer or any Guarantor (upon voluntary liquidation or otherwise); (5) the sale or issuance of Equity Interests (i) by a Restricted Subsidiary of Holdings to any other Restricted Subsidiary of Holdings and (ii) that constitute nominal amounts of a Foreign Subsidiary of Holdings to local nationals or other third parties to the extent required by applicable Legal Requirements;

-4- (6) the sale or other disposition (i) by a Guarantor of its property to the Issuers or to another Guarantor, (ii) by a Restricted Subsidiary of Holdings (other than a Broker-Dealer Subsidiary) of its property to Holdings or another Restricted Subsidiary of Holdings and (iii) by a Broker-Dealer Subsidiary of its property to another Broker-Dealer Subsidiary; (7) a Restricted Payment or a Restricted Investment that does not violate Section 4.05 hereof or a Permitted Investment; (8) the lease, assignment or sublease of any real or personal property in the ordinary course of business; (9) sales or grants of licenses or sublicenses, subleases and assignments in the ordinary course of business to use Holdings’ or any of its Restricted Subsidiaries’ trademarks, patents, trade secrets, know-how or other intellectual property, software and technology to the extent that such sale, license or sublicense, sublease or assignment does not materially impair the conduct of the business of Holdings or any of its Restricted Subsidiaries; (10) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) the proceeds of such disposition are promptly applied to the purchase price of similar replacement property (which replacement property is actually promptly purchased), or (iii) such property is exchanged for similar replacement property; (11) the sale or other disposition of cash or Cash Equivalents; (12) the cancellation or forgiveness in the ordinary course of business of any loan or advance to any employee of Holdings or any of its Restricted Subsidiaries; (13) any disposition of property that constitutes a Casualty Event; (14) dispositions in connection with Permitted Liens; (15) any extension of trade credit in the ordinary course of business; (16) mergers, amalgamations and consolidations permitted by Section 5.01 hereof; (17) the issuance of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (18) the unwinding of Hedging Obligations; (19) any disposition of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof and not as part of any financing transaction; (20) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (21) any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract, tort or other claim of any kind; (22) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

-5- (23) dispositions of non-core assets (x) acquired in connection with a transaction or series of related transactions pursuant to which a Person becomes a Restricted Subsidiary of Holdings after the Issue Date or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) Holdings or any of its Restricted Subsidiaries; provided that, in the case of this clause (x), such disposition is consummated within two years after the date on which the applicable acquisition was consummated or (y) having a Fair Market Value of less than the greater of $100,000,000 and 10.0% of Consolidated EBITDA; (24) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a similar business of comparable or greater market value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers; (25) foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other asset of Holdings or any of the Restricted Subsidiaries; (26) the disposition (including by capital contribution) of (i) Securitization Assets including pursuant to Permitted Securitization Financings, (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financing and (iii) receivables in connection with a receivables financing; (27) any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture; (28) any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Holdings or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (29) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; (30) dispositions of property or assets to the extent not constituting Collateral; and (31) dispositions in connection with any Permitted Tax Restructuring. “Asset Sale Percentage” means, with respect to any Asset Sale Offer required in respect of Excess Proceeds, with respect to any fiscal quarter (or other applicable period) of Holdings, if the Consolidated First Lien Indebtedness Ratio determined on a pro forma basis at the time of receipt of any Net Proceeds, is (a) greater than 2.50 to 1.00, 100% of such Excess Proceeds, (b) equal to or less than 2.50 to 1.00 but greater than 2.25 to 1.00, 50% of such Excess Proceeds and (c) equal to or less than 2.25 to 1.00, 0% of such Excess Proceeds. “Assumed Tax Rate” means the greater of (i) 45% and (ii) the maximum marginal combined federal, state and local income tax rate applicable at such time to a natural person or corporation residing in New York City, New York. “Authorized Representative” means, at any time, (i) in the case of any Senior Credit Facility Obligations or the Senior Credit Facility Secured Parties, the Senior Credit Facility Agent in its capacity as administrative agent, (ii) in the case of the Indenture Obligations or the Notes Secured Parties, the trustee, and (iii) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the Intercreditor Agreement after the Issue Date, the Additional Senior Class Debt Representative for such Series named in the applicable joinder to the Intercreditor Agreement.

-6- “Available RP Capacity Amount” means, at any time of determination, the aggregate amount of Restricted Payments that may be made at such time pursuant to Section 4.05(b)(10), (12) and (14) and Section 4.05(a), minus the sum of the amount of the Available RP Capacity Amount under Section 4.05(b)(10), (12) and (14) utilized by the Issuers or any Restricted Subsidiary to make Restricted Payments in reliance on such clauses (it being understood that utilization of the Available RP Capacity Amount for purposes of incurrence of Indebtedness under clause (27) under Section 4.07(b) hereof shall reduce the amount available under the applicable clause under Section 4.05 hereof so long as such Indebtedness remains outstanding). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. “Board of Directors” means, with respect to any Person: (1) in the case of any corporation, the board of directors of such Person; (2) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing (including, without limitation, the board of managers or board of directors of its managing or sole member); (3) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person; and (4) in any other case, the functional equivalent of the foregoing; and, in the case of clauses (1) through (4) above (other than for purposes of the definition of Change of Control), any duly authorized committee of directors, managers or officers or the functional equivalent of any of the foregoing. Notwithstanding the foregoing, for as long as the Parent is the managing member of Holdings, references to the Board of Directors of Holdings shall mean the Board of Directors of the Parent. “Broker-Dealer Subsidiaries” means each Restricted Subsidiary of Holdings that is on the Issue Date or becomes in the future (i) a registered broker-dealer under the Exchange Act (or any comparable foreign equivalent thereof) or (ii) a broker or a dealer or an underwriter under any foreign securities law. “Business Day” means any day other than a Legal Holiday. “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a finance lease on a balance sheet of such Person prepared in accordance with GAAP. “Capital Lease Obligation” means, as to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Indenture, the amount of such obligations at any time

-7- shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that any obligations that would not be accounted for as Capital Lease Obligations under GAAP as of December 15, 2018 shall not be included in Capital Lease Obligations after such date due to any changes in GAAP or interpretations thereunder or otherwise. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and its Restricted Subsidiaries. “Cash Equivalents” means: (1) United States dollars, euro or such other currencies held by such Person from time to time in the ordinary course of business; (2) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by government or any agency or instrumentality of (i) the United States, (ii) the European Union or any member state thereof, (iii) the United Kingdom, (iv) Canada, (v) Switzerland or (vi) Japan (provided that the full faith and credit of the United States, European Union or member state thereof or such other country is pledged in support thereof) having maturities of not more than two years from the date of acquisition by such Person; (3) time deposits, certificates of deposit or bankers’ acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of (i) the United States, any state thereof or the District of Columbia, (ii) the European Union or any member state thereof, (iii) the United Kingdom, (iv) Canada, (v) Switzerland or (vi) Japan, in each case, having, capital and surplus aggregating in excess of $250,000,000 with maturities of not more than one year from the date of acquisition by such Person; (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any Person meeting the qualifications specified in clause (3) above, a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the European Union or any member state thereof, (iii) the United Kingdom, (iv) Canada, (v) Switzerland or (vi) Japan, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (5) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, in each case having an Investment Grade Rating from either S&P or Moody’s (or the equivalent thereof); (6) commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (3) above (or any parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P- 2 (or the equivalent thereof) or better by Moody’s, in each case, maturing not more than one year after the date of acquisition by such Person; (7) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; (8) instruments equivalent to those referred to in clauses (1) through (7) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and

-8- commonly used by corporations for cash management purposes in any jurisdiction outside the United States; and (9) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (1) through (8) above. “Casualty Event” means any loss of title (other than through a consensual disposition of such property in accordance with this Indenture) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Restricted Subsidiaries. “Casualty Event” shall include any taking of all or any part of any Real Property of Holdings or any of its Restricted Subsidiaries, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any material part of any Real Property of Holdings or any of its Restricted Subsidiaries by any Governmental Authority, or by reason of any settlement in lieu thereof. “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act) other than one or more Permitted Holders; (2) the adoption of a plan relating to the liquidation or dissolution of Holdings; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (each as defined above) other than one or more Permitted Holders is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares, units or the like; or (4) the failure of Holdings, directly or indirectly through Wholly Owned Subsidiaries, to own all of the Equity Interests of each Issuer. Notwithstanding the foregoing: (i) a transaction in which Holdings becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control under clause (3) of this definition if (a) the equityholders of Holdings immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of Holdings prior to such transaction or (b) immediately following the consummation of such transaction, no “person” (as defined above), other than a Permitted Holder or, in the case of Holdings, the New Parent, Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of Holdings or the New Parent; (ii) the transfer of assets between or among Holdings and its Restricted Subsidiaries shall not itself constitute a Change of Control; and (iii) a “person” or “group” (each as defined above) shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement. “Change of Control Triggering Event” means either (1) if on the earlier of (a) the date of the first public announcement of a Change of Control or of Holdings’ intention to effect such Change of Control and (b) the occurrence of such Change of Control, the Notes have an Investment Grade Rating, the occurrence of both a Change

-9- of Control and a Ratings Event or (2) if the Notes do not have an Investment Grade Rating, the occurrence of a Change of Control. No Change of Control Triggering Event will be deemed to have occurred in connection with a Change of Control until such Change of Control has been consummated. “Clearstream” means Clearstream Banking, S.A. “Co-Issuer” has the meaning assigned to it in the preamble to this Indenture. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Collateral Document. “Collateral Agent” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “Collateral Documents” means the Security Agreement and any other security agreements, pledge agreements, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the UCC of the relevant states), the Intercreditor Agreement and any Junior Lien Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, which grant (or purport to grant) Liens to secure any Obligations under the Indenture Documents or under which rights or remedies with respect to any such Lien are governed. “Company Income Amount” means, for a Tax Estimation Period, an amount, if positive, equal to the estimated net taxable income of Holdings for such Tax Estimation Period. For purposes of calculating the Company Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account. “Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus: (a) without duplication and, other than with respect to clause (vii), to the extent already deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (other than in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries), net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities; (ii) without duplication among periods, provision for (x) taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds) and (y) without duplication of the foregoing, any distribution in respect of the foregoing items permitted as a Restricted Payment hereunder; (iii) depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs); (iv) Non-Cash Charges; (v) extraordinary losses in accordance with GAAP;

-10- (vi) unusual, infrequent or non-recurring charges (including any unusual, infrequent or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and business optimization programs), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses (other than bonuses paid in the ordinary course of business of Holdings and its Restricted Subsidiaries), transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), new product design, development and introductions (including intellectual property development), establishment, implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives, other system establishment costs and contract termination costs; (vii) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by Holdings in good faith to result from (x) any acquisitions or dispositions, in each case no later than 24 months after the date of such acquisition or disposition or (y) actions in respect of restructurings of, or business optimization projects and other operational changes and initiatives with respect to, the business of Holdings or any of its Restricted Subsidiaries that have been or are expected to be taken within 24 months (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (and reflected in Consolidated Net Income for such period); provided that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); (viii) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Issue Date and adjustments to existing reserves); (ix) the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary of Holdings deducted (and not added back in such period to Consolidated Net Income); (x) the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by this Indenture; (xi) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business); (xii) the amount of any net losses from discontinued operations in accordance with GAAP; (xiii) any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such loss has not been realized) (other than those entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging; (xiv) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of

-11- the trading business of Holdings and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period; (xv) any gain relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below; (xvi) any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), in each case, outside the ordinary course of business, including (x) such fees, expenses or charges related to the Transactions, (y) any amendment or other modification of Indebtedness and (z) commissions and other fees and charges (including any interest expense) related to any Permitted Securitization Financing; and (xvii) the amount of discount in connection with a Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts; and (xviii) the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (a) such losses are reasonably identifiable and factually supportable and certified by a responsible financial or accounting officer of Holdings and (b) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause; less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) extraordinary gains and unusual or non-recurring gains; (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period); (iii) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business); (iv) the amount of any net income from discontinued operations in accordance with GAAP; (v) any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such gain has not been realized) (other than any hedging obligations or other derivative instruments entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging; (vi) any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of

-12- the trading business of Holdings and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period; (vii) any loss relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiv) and (a)(xv) above; and (viii) the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary of Holdings added (and not deducted in such period in calculating Consolidated Net Income); in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP; provided however that, (i) Consolidated EBITDA will be calculated in the manner contemplated by, and subject to all adjustments provided in, the definition of Fixed Charge Coverage Ratio; (ii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances), other than any gains or losses related to foreign currency trading and hedging in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries, and (iii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Accounting Standards Codification No. 815–Derivatives and Hedging (other than with respect to any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries). “Consolidated First Lien Indebtedness” means, at any date of determination, the Consolidated Indebtedness of Holdings and its Restricted Subsidiaries that are First Lien Obligations. “Consolidated First Lien Indebtedness Ratio” means, with respect to any Person, the ratio of (x) Consolidated First Lien Indebtedness less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (y) Consolidated EBITDA for the Applicable Measurement Period; provided however that Consolidated First Lien Indebtedness Ratio will be calculated in the manner contemplated by, and subject to all adjustments provided in, the definition of Fixed Charge Coverage Ratio. “Consolidated Indebtedness” means, as at any date, an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness of Holdings and its Restricted Subsidiaries on such date (to the extent such Indebtedness would be included on a balance sheet prepared in accordance with GAAP), (ii) the aggregate principal amount of all debt obligations of Holdings and its Restricted Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of Holdings or any of its Restricted Subsidiaries and (iv) the aggregate amount of all Guarantees of Holdings and its Restricted Subsidiaries in respect of Indebtedness of third persons of the type described in preceding clauses (i) through (iii), in each case calculated on a consolidated basis for Holdings and its Restricted Subsidiaries; provided, however, Consolidated Indebtedness shall exclude all Trading Debt and Guarantees in respect of Trading Debt.

-13- “Consolidated Interest Expense” means, with respect to any specified Person for any period, the total consolidated interest expense of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP minus interest income for such period plus, without duplication: (1) imputed interest on Capital Lease Obligations of Holdings and its Restricted Subsidiaries for such period; and (2) commissions, discounts and other fees and charges owed by Holdings or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period; provided that (a) debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense, (b) all interest on (or associated with) any Trading Debt shall be excluded from the calculation of Consolidated Interest Expense, (c) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements. “Consolidated Net Income” means, with respect to any specified Person for any period, the consolidated net income (or deficit) of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) Transaction Costs, (d) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with the Transactions, any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments (other than any income (loss) attributable to Trading Debt or hedging agreements or other derivative instruments entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries), (f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (g) non-cash stock-based award compensation expenses, (h) any income (loss) attributable to deferred compensation plans or trusts, (i) any income (loss) from Investments recorded using the equity method and (j) any income (loss) for such period of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) in respect of such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries), as a result of any acquisition consummated prior to the Issue Date and any acquisition or other Investments permitted by this Indenture or the amortization or write-off of any amounts thereof. In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder and (ii) income from Investments in joint ventures in an amount equal to the greater of (A) the proportionate share of Holdings or the applicable Restricted Subsidiary in the income of such joint venture and (B) the amount of actual distributions made by such joint venture to Holdings or the applicable Restricted Subsidiary. “Consolidated Secured Indebtedness” means, at any date of determination, the Consolidated Indebtedness of Holdings and its Restricted Subsidiaries that is secured by Liens on the Collateral on such date.

-14- “Consolidated Secured Indebtedness Ratio” means, with respect to any Person, the ratio of (x) Consolidated Secured Indebtedness less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (y) Consolidated EBITDA for the Applicable Measurement Period; provided however that Consolidated Secured Indebtedness Ratio will be calculated in the manner contemplated by, and subject to all adjustments provided in, the definition of Fixed Charge Coverage Ratio. “Consolidated Total Assets” means, as of any date of determination, the total assets of Holdings and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of Holdings and its Restricted Subsidiaries is internally available, calculated on a consolidated basis in accordance with GAAP; provided however that Consolidated Total Assets will be calculated on a pro forma basis in the manner contemplated by, and subject to all adjustments provided in, the definition of Fixed Charge Coverage Ratio. “Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of (x) Consolidated Indebtedness less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (y) Consolidated EBITDA for the Applicable Measurement Period; provided however that Consolidated Total Leverage Ratio will be calculated in the manner contemplated by, and subject to all adjustments provided in, the definition of Fixed Charge Coverage Ratio. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto. “Corporate Trust Office” means the office of the Trustee, which at the date of this Indenture is located at the offices of U.S. Bank Trust Company, National Association, West Side Flats St Paul, 60 Livingston Ave., Saint Paul, MN 55107. “Cumulative Credit” shall mean the sum (without duplication) of: (a) an amount, not less than zero in the aggregate, equal to 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the fiscal quarter ending December 31, 2019 to the end of Holdings’ Applicable Measurement Period ending immediately prior to the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (b) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Holdings since January 13, 2022 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock), including Equity Interest issued upon exercise of warrants or options, or the principal amount by which the Indebtedness or Disqualified Stock of Holdings or any of its Restricted Subsidiaries is reduced on Holdings’ balance sheet upon the assumption by a third party to the extent that Holdings and each Restricted Subsidiary are released from their obligations in respect of such Indebtedness or Disqualified Stock or upon the conversion or exchange subsequent to January 13, 2022 of such Indebtedness or Disqualified Stock for Equity Interests (other than Disqualified Stock) of Holdings (less the amount of any cash or the fair market value of any other property distributed by Holdings upon such conversion or exchange); plus (c) (1) to the extent that any Restricted Investment that was made after January 13, 2022 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) any other returns on any Restricted Investment that was made after January 13, 2022 (to the extent not included in the calculation of Consolidated Net Income); plus

-15- (d) to the extent that any Unrestricted Subsidiary of Holdings designated as such after January 13, 2022 is redesignated as a Restricted Subsidiary after January 13, 2022 or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary, the Fair Market Value of the Investment of Holdings, the Issuers or the Restricted Subsidiaries in such Unrestricted Subsidiary as of the date of such redesignation combination or transfer; plus (e) 100% of any cash dividends or distributions received by Holdings or a Restricted Subsidiary of Holdings after January 13, 2022 from an Unrestricted Subsidiary of Holdings, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of Holdings for such period; plus (f) 100% of any Asset Sale Retained Proceeds; plus (g) the greater of (x) $240,000,000 and (y) 40% of Consolidated EBITDA for the Applicable Measurement Period; provided, that for purposes of clauses (b), (c), (d) and (e) above for the period from January 13, 2022 to the Issue Date, the amounts calculated thereunder shall be calculated in accordance with the Senior Credit Agreement. “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Default” means any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of the Issuers and/or any one or more of the Guarantors (the “Performance References”). “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, which sets forth the basis of such valuation, one of the signatories of which shall be a Responsible Officer of the Issuer. “Designated Preferred Stock” means preferred stock of Holdings (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust

-16- established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, by the Issuers on the issuance date thereof. “Disqualified Stock” means any Equity Interests which, by their terms (or by the terms of any security into which it is convertible, or for which they are exchangeable or exercisable), or upon the happening of any event, matures or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder of the Equity Interests, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, other than as a result of a change of control or asset sale event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Obligations that are accrued and payable; provided that, if such Equity Interests are issued to any plan for the benefit of employees of Holdings or any of its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. “Domestic Restricted Subsidiary” means any Restricted Subsidiary of Holdings that was formed under the laws of the United States or any state of the United States or the District of Columbia and that is not an Excluded Subsidiary. “Domestic Subsidiary” means any Restricted Subsidiary of Holdings that was formed under the laws of the United States or any state of the United States or the District of Columbia. “Employee Holding Vehicles” means, collectively, Virtu Employee Holdco LLC, a Delaware limited liability company (“Employee Holdco”), Virtu Ireland Employee Holdco Ltd, Virtu Ireland Employee Trust, and any other similar entity, the equityholders of which are current and former officers, directors and employees of Holdings (or any direct or indirect parent thereof) and the Restricted Subsidiaries, or their permitted transferees (or their respective estates, executors, trustees, administrators, heirs, legatees or distributees), which entity is formed to hold Equity Interests of Holdings (or any of Holdings’ direct or indirect parent companies) on behalf of such officers, directors and employees. “Equity Interests” means with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the date of this Indenture, but excluding debt securities convertible or exchangeable into such equity. “Equity Offering” means, with respect to any Person, an offer and sale of Equity Interests (other than Disqualified Stock) of such Person or a contribution to the common equity of such Person. “Equivalent Regulated Subsidiary” means any Restricted Subsidiary of Holdings substantially all of whose business and operations are substantially similar to some or all of the business and operations of a Broker-Dealer Subsidiary or any Restricted Subsidiary that is an operating regulated entity or licensed mortgage Restricted Subsidiary, as applicable, in each case that is existing as of the Issue Date. “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Exchange and Clearing Operations” means the business relating to exchange and clearing, depository and settlement of operations conducted by Holdings or any Restricted Subsidiary.

-17- “Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of Holdings) received by Holdings after the Issue Date from: (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of Holdings or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of Holdings, in each case designated as Excluded Contributions pursuant to a certificate of an officer of Holdings. “Excluded Domestic Subsidiary” means any (1) direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of Holdings that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) or (2) direct or indirect Domestic Subsidiary of Holdings that has no material assets than the equity interests of one or more direct or indirect Foreign Subsidiaries that are CFCs. “Excluded Net Proceeds” means Net Proceeds from any Asset Sale in respect of (x) any Foreign Restricted Subsidiary or Excluded Regulated Subsidiary to the extent such Net Proceeds are required pursuant to Legal Requirements (other than pursuant to such Restricted Subsidiary’s organizational documents) to be used to assure compliance with capital requirements applicable to such Restricted Subsidiary, provided that at such time as such Net Proceeds are no longer needed to assure compliance with such capital requirements, such Net Proceeds shall not constitute Excluded Net Proceeds, or (y) any non-Wholly Owned Restricted Subsidiary to the extent that such Net Proceeds are required to be distributed (and have been distributed) to the shareholders of such Restricted Subsidiary who are not Holdings or any Restricted Subsidiary thereof. “Excluded Property” has the meaning set forth in the Security Agreement. “Excluded Regulated Subsidiary” means any Broker-Dealer Subsidiary, Subsidiary of a Broker-Dealer Subsidiary or other Subsidiary subject to regulation of capital adequacy. “Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings on the Issue Date (or, if later, the date it first becomes a Subsidiary), (b) any Subsidiary that is prohibited by any contractual obligation existing on the Issue Date (or, if later, the date it first becomes a Subsidiary, so long as such prohibition was not incurred in connection with or in contemplation of the acquisition of such Subsidiary), from guaranteeing the Obligations under the Indenture Documents, (c) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Obligations under the Indenture Documents or that would require the consent, approval, license or authorization of any Governmental Authority or any Regulatory Supervising Organization to guarantee the Obligations under the Indenture Documents (unless such consent, approval, license or authorization has been received), (d) any Subsidiary to the extent such Subsidiary guaranteeing the Obligations under the Indenture Documents would result in a material adverse tax consequence to Holdings and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by Holdings, (e) any not-for-profit Subsidiary, (f) any non-Wholly Owned Subsidiary, (g) any Subsidiary that would be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and the regulations of the SEC thereunder, as a result of being a Guarantor (for so long as such Subsidiary would be required to so register as a result of being a Guarantor (unless such Subsidiary would be an Excluded Subsidiary, Immaterial Subsidiary, Excluded Regulated Subsidiary or Excluded Domestic Subsidiary at such time)), (h) any Special Purpose Securitization Subsidiary, (i) any not-for- profit subsidiary and (j) any other Subsidiary that Holdings and the Senior Credit Facility Agent shall have agreed to treat as an “Excluded Subsidiary” under and pursuant to the Senior Credit Agreement because the cost of such Subsidiary to provide such guarantees in respect of the Senior Credit Facility Debt (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Senior Credit Facility Lenders therefrom and for so long as such Subsidiary does not guaranty obligations under the Senior Credit Agreement and which determination shall be communicated in writing to the Collateral Agent by the Issuer or Senior Credit Facility Collateral Agent.

-18- “Existing Indebtedness” means Indebtedness of Holdings and its Restricted Subsidiaries (other than Indebtedness under the Notes or the Senior Credit Facilities) in existence on the Issue Date, until such amounts are repaid. “Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing arm’s- length buyer, and a willing arm’s- length seller in a transaction would agree to purchase and sell such asset, as determined in good faith by a Responsible Officer of Holdings or, if such Fair Market Value is above $40,000,000, the Board of Directors or, pursuant to a delegation of authority by such Board of Directors. “First Lien Hedging Counterparty” means each counterparty to a Secured Hedging Agreement. “First Lien Loan Documents” means any Senior Credit Facility and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (including each Secured Hedging Agreement) (other than the Indenture Obligations), and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Intercreditor Agreement. “First Lien Obligations” means, collectively, (i) any Indebtedness or other Obligations of the Issuers and the Guarantors that are secured by a Permitted Lien on the Collateral described in clause (1), (19) (so long as the holders of the Lien under such clause (19) are First Lien Hedging Counterparties), (29) or (35) of the definition thereof, which Liens are pari passu in priority to the Lien securing the Notes and the Note Guarantees pursuant to the Intercreditor Agreement and (ii) the Indenture Obligations. “First Lien Secured Parties” means, collectively, (a) the Notes Secured Parties, (b) the Senior Credit Facility Secured Parties, (c) each other Person to whom any First Lien Obligations are owed and (d) the successors, replacements and assigns of each of the foregoing, sometimes being referred to herein individually as a “First Lien Secured Party.” “Fitch” means Fitch Ratings Inc., and any successor thereto. “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four- quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (1) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business and any operational changes, business realignment projects or initiatives or New Projects, that Holdings or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and any operational changes, business realignment projects or initiatives or New Projects (and the change of any

-19- associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period; (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded; (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and (7) in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by Holdings in good faith. “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent paid in cash; and (2) the sum of all dividends, to the extent paid in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or to Holdings or a Restricted Subsidiary of Holdings, in each case, determined on a consolidated basis in accordance with GAAP. “Foreign Restricted Subsidiary” means any Restricted Subsidiary of Holdings that is not a Domestic Restricted Subsidiary. “Foreign Subsidiary” means a Subsidiary of Holdings that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

-20- “Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d) hereof. “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit. “Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, self-regulatory organization (including FINRA and any comparable foreign equivalent thereof), exchange, instrumentality or regulatory body or any subdivision thereof (including the SEC and any comparable foreign equivalent thereof) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank). “Grantors” means the Issuers and the Guarantors. “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). “Guarantors” means Holdings (or any successor entity) and the Subsidiary Guarantors. “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Hedging Agreement. “Hedging Obligations” means obligations under or with respect to Hedging Agreements. “Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in insolvency proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in the preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements. “Holder” means a Person in whose name a Note is registered. “Holdings” has the meaning assigned to it in the preamble to this Indenture. “Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC, dated as of April 15, 2015, as amended from time to time.

-21- “IAI Global Note” means one or more Global Notes, each substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that, in the aggregate, will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors. “Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary. “Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of such person’s business and (ii) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP), (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Stock of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights and excluding Equity Interests of Unrestricted Subsidiaries) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that the amount of any such obligation shall be limited to the lesser of the stated amount thereof and the fair market value of such property) and (j) all Hedging Obligations of such person, valued at the Hedging Termination Value thereof; provided that the term “Indebtedness” shall not include (A) accrued expenses arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) payments and obligations with respect to deferred employee compensation, stock appreciation rights and similar obligations, (D) obligations in respect of Third Party Funds, (E) obligations under or in respect of Permitted Securitization Financings and (F) agreements providing for indemnification, for the adjustment of purchase price or for similar adjustments in connection with an acquisition, Investment or disposition permitted by this Indenture. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner), other than to the extent that the instrument or agreement evidencing such terms of such Indebtedness expressly limits the liability of such person in respect thereof. Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture. “Indenture” means this Indenture, as amended or supplemented from time to time. “Indenture Documents” means this Indenture, the Notes, the Note Guarantees and the Collateral Documents. “Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents. “Initial Notes” means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof. “Initial Purchasers” means, collectively, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, BofA Securities, Inc., Barclays Capital Inc., Jefferies LLC and CIBC World Markets Corp.

-22- “Insolvency or Liquidation Proceeding” means (i) any case or proceeding commenced by or against any Issuer or any Guarantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to any Issuer or any Guarantor or any similar case or proceeding relative to any Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary, (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (iii) any other case or proceeding of any type or nature in which substantially all claims of creditors of any Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) and (13) under the Securities Act, who is not also a QIB. “Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of June 21, 2024, among the Issuers, the Guarantors, JPMorgan Chase Bank, N.A., as Senior Credit Facility Agent and as Authorized Representative for the Senior Credit Facility Secured Parties, U.S. Bank Trust Company, National Association, as Additional First Lien Collateral Agent and as Authorized Representative for the Additional First Lien Secured Parties, and the other parties thereto from time to time, as amended, restated, modified or supplemented from time to time. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB− (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by a Substitute Rating Agency. “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, endorsements of negotiable instruments and documents, loans and advances to officers and employees made in the ordinary course of business (including for travel, entertainment and relocation)), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, but excluding capital expenditures. The acquisition by Holdings or any Restricted Subsidiary of Holdings of a Person that holds an Investment in a third Person will be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.05(d) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value. “Issue Date” means June 21, 2024. “Issuer” has the meaning assigned to it in the preamble to this Indenture. “Junior Lien Intercreditor Agreement” means an intercreditor agreement entered into from time to time with Junior Lien Secured Parties or the agents or representatives thereof, the Collateral Agent and/or the Senior Credit Facility Agent that are on terms that are customary for such financings as determined by the Issuers in good faith reflecting the subordination of such Liens on the Collateral to the liens on the Collateral securing the Notes. “Junior Lien Obligations” means any Indebtedness (1) that is permitted to be incurred under Section 4.07 hereof and (2) that is secured on a junior basis with the Notes and the Note Guarantees, as applicable, by a Permitted Lien described in clause (15) of the definition of “Permitted Liens”. “Junior Lien Secured Parties” means, collectively, (a) any holders of obligations constituting Junior Lien Obligations, (b) each other Person to whom any Junior Lien Obligations are owed and (c) the successors, replacements and assigns of each of the foregoing, sometimes being referred to herein individually as a “Junior Lien Secured Party.”

-23- “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. “Legal Requirements” means, as to any Person, the organizational documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other governmental authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any finance lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. “Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, which Holdings or one or more of the Restricted Subsidiaries has contractually committed to consummate, the terms of which do not condition Holdings’ or such Restricted Subsidiary’s, as applicable, obligation to close such acquisition on the availability of, or on obtaining, third party financing. “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “Material Indebtedness” means any Indebtedness (other than the Notes) or Hedging Obligations of Holdings or any Restricted Subsidiary in an aggregate outstanding principal amount of the greater of $75,000,000 and 7.5% of Consolidated EBITDA for the Applicable Measurement Period or more. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations at any time shall be the Hedging Termination Value thereof at such date of determination. “Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues or total assets for such quarter in excess of 5% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues or total assets for such quarter in excess of 10% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter. “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof. “Net Proceeds” means, in each case net of, without duplication, any applicable taxes that are paid or payable as reasonably determined by Holdings, including amounts that could be distributed as Permitted Tax Distributions: (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by Holdings or any Restricted Subsidiary (including cash proceeds subsequently received (as and when received by Holdings or any Restricted Subsidiary) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other

-24- professional and transactional fees, transfer and similar taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any Restricted Subsidiary associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money and that are either secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Indenture Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties) or otherwise required to be repaid (and is actually repaid) pursuant to any mandatory prepayment requirements or otherwise, but excluding Indebtedness under the Indenture Documents; and (b) with respect to any (i) issuance of Indebtedness, (ii) issuance or sale of Equity Interests by any Restricted Subsidiary of Holdings (other than to Holdings or any Restricted Subsidiary thereof) or (iii) the sale or issuance of Equity Interests of Holdings (other than Disqualified Stock) (other than to a Restricted Subsidiary of Holdings), the cash proceeds thereof received by Holdings or any Restricted Subsidiary, in each case, net of reasonable and customary fees and expenses (including legal, accounting and other professional and transaction fees and expenses and brokers’ fees and expenses, commissions, costs and other expenses incurred in connection therewith). “Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Issuer or any Guarantor immediately prior to such date of determination. “New Project” means (x) each facility, branch or office which is either a new facility, branch or office or an expansion, relocation, remodeling, or substantial modernization of an existing facility, branch or office owned by Holdings or its Restricted Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market. “Non-Cash Charges” means (a) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period). “Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements. “Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture. “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Notes Secured Parties” means the Collateral Agent, the Trustee and the Holders.

-25- “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including for the avoidance of doubt, any Post-Petition Interest with respect to the Notes. “Offering Memorandum” means the offering memorandum dated as of June 11, 2024 relating to the offering of the Initial Notes. “Officer” means the chairman of the board, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Issuers or Holdings, as applicable. “Officer’s Certificate” means a certificate, signed on behalf of the Issuers by an Officer of each Issuer, which certificate meets the requirements set forth in this Indenture. “Opinion of Counsel” means a written opinion that meets the requirements of Section 13.04 hereof from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings or any Issuer. “Parent” means Virtu Financial, Inc., a Delaware corporation, and any successor thereto. “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream). “Performance References” has the meaning set forth in the definition of “Derivative Instrument.” “Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.08. “Permitted Business” means businesses which are the same, similar, ancillary or reasonably related to the businesses in which Holdings and its Restricted Subsidiaries are engaged on the Issue Date (or which are reasonable extensions thereof). “Permitted Holders” means (i) the VV Holders, (ii) North Island Holdings I, LP and any Affiliate thereof, (iii) Aranda Investments Pte. Ltd. and any Affiliate thereof, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) the members of which include any of the foregoing, so long as no Person or other “group” (other than Permitted Holders specified in clauses (i) through (iii) above) beneficially owns more than 50% on a fully diluted basis of the voting power held by such Permitted Holder group and (v) the Parent and its Subsidiaries, so long as no “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act)) other than one or more Permitted Holders specified in clauses (i) through (iv) above is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent or any such Subsidiary, measured by voting power rather than number of shares, units or the like. Any one or more Persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its (or their) Affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable. “Permitted Investments” means: (1) extensions of trade credit in the ordinary course of business; (2) (i) acquisition by Holdings or any Restricted Subsidiary of accounts receivable owing to any one of them if created or acquired in the ordinary course of business and payable or dischargeable in

-26- accordance with customary terms and (ii) Investments by Holdings or any Restricted Subsidiary in cash or Cash Equivalents (and other Investments in the ordinary course of a broker-dealer business); (3) Guarantees permitted by Section 4.07 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business; (4) (i) loans and advances to directors, officers and employees of Holdings or its Restricted Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses), (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle), and (iii) other loans and advances to employees of Holdings, its Restricted Subsidiaries or any direct or indirect parent thereof in an aggregate amount for Holdings and its Restricted Subsidiaries not to exceed $10,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such loans); (5) (i) Investments by Holdings or any of its Restricted Subsidiaries in Holdings or any of its Restricted Subsidiaries, (ii) Investments in a Person, if as a result of such Investment such Person becomes a Restricted Subsidiary of Holdings or such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary and (iii) intercompany Investments existing on the Issue Date and any refinancings, refundings, renewals or extensions thereof so long as the amount of the original Investment is not increased except by the express terms of such Investment (as in effect on the Issue Date) or as otherwise may constitute a Permitted Investment or is permitted by Section 4.05 hereof; provided that each such intercompany Investment in the form of a loan or other advance shall be evidenced by an intercompany note and, if held by an Issuer or any Guarantor, shall be pledged to the Collateral Agent pursuant to the applicable Collateral Documents; (6) Investments consisting of extensions of credit entered into or made or that are received in the ordinary course of business and Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in satisfaction or partial satisfaction of delinquent obligations of, or other disputes with, account debtors or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (7) Investments existing on, or pursuant to agreements existing on, the Issue Date and any modification, replacement, renewal, reinvestment, or extension thereof; provided that the amount of the Investment obligations under such an agreement is not increased except by the express terms of such agreement (as in effect on the Issue Date) or as otherwise may constitute a Permitted Investment or is permitted by Section 4.05 hereof; (8) Investments represented by Hedging Obligations permitted by Section 4.07 hereof; (9) any Investment made as a result of the receipt of non-cash consideration from (x) an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof or (y) dispositions of assets not constituting an Asset Sale; (10) Investments in the ordinary course of business consisting of Article 3 of the UCC endorsements for collection or deposit and Article 4 of the UCC customary trade arrangements with customers consistent with past practices; (11) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (12) advances of payroll, payments to employees of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent thereof in the ordinary course of business;

-27- (13) Investments of the type reflected on the financial statements of Parent and its Restricted Subsidiaries as included in reports on Forms 10-K and 10-Q as filed with the SEC as “Deferred Compensation Investments” and on a basis consistent with past practice; (14) Investments (i) in the ordinary course of business arising under arrangements in connection with the participation in or through any clearing system or investment, commodities or stock exchange where the Investment arises under the rules, normal procedures, agreements or legislation governing trading on or through such system or exchange or (ii) made or acquired in the ordinary course trading activities of Holdings and its Restricted Subsidiaries; (15) repurchases of the Notes; (16) other Investments in an aggregate amount not to exceed (a) the greater of (i) $300,000,000 and (ii) 50% of Consolidated EBITDA for the Applicable Measurement Period; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.05 hereof, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (2) of the definition of “Permitted Investments” and not this clause; (17) Investments and other acquisitions to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Stock) of Holdings (or any direct or indirect parent thereof); (18) non-cash Investments in connection with tax planning and reorganization activities; provided that such Investments in the aggregate shall not result in a material reduction in the Collateral; (19) Investments in market structure companies, including securities exchanges, venues and clearing firms, that are Permitted Businesses; provided that the aggregate amount of Investments at any one time outstanding under this clause (19) in each such market structure company shall not exceed $75,000,000; (20) additional Investments so long as after giving effect to such Investment, the Consolidated First Lien Indebtedness Ratio calculated on a pro forma basis for the Applicable Measurement Period is less than 3.25 to 1.00; (21) to the extent constituting Investments, any purchase, acquisition, license or lease of intellectual property in each case in the ordinary course of business; (22) Investments in joint ventures in an amount not exceed the sum of (x) the greater of $150,000,000 and 25% of Consolidated EBITDA for the Applicable Measurement Period plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.05 hereof such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (2) of the definition of “Permitted Investments” and not this clause; (23) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.09(b) hereof; (24) Investments consisting of Securitization Assets or arising as a result of Permitted Securitization Financings or receivables sales or similar factoring arrangements of Receivables Assets; and

-28- (25) Investments in connection with a Permitted Tax Restructuring. “Permitted Liens” means: (1) Liens that secure (x) Indebtedness and other Obligations incurred pursuant to clause (1)(a) and (1)(b) of the definition of “Permitted Debt” plus (y) an additional amount of First Lien Obligations (other than the Notes issued on the Issue Date and the Note Guarantees), Junior Lien Obligations or Indebtedness not secured by the Collateral in an aggregate principal amount not to exceed the maximum principal amount of such Indebtedness that, after giving pro forma effect to the incurrence of such Indebtedness and the application of proceeds therefrom, would not cause applicable ratios under clause (1)(c) of the definition of “Permitted Debt” not to be satisfied; provided, that, in each case, such Liens that are on the Collateral and secured First Lien Obligations are subject to the Intercreditor Agreement; (2) Liens for taxes, assessments or governmental charges that are (i) not yet overdue for a period of more than 30 days, or (ii) that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of Holdings or its Restricted Subsidiaries, as the case may be, in accordance with GAAP; (3) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or construction contractors’ Liens and other similar Liens, in each case arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (4) (i) pledges or deposits in connection with workers’ compensation, unemployment insurance, old age pensions and other social security or retirement legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Restricted Subsidiary; (5) Liens incurred or deposits made to secure the performance of bids, trade and governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business; (6) (i) easements, rights-of-way, restrictions, covenants, reservations, zoning ordinances, building restrictions, encroachments, licenses, sewers, electric lines, telegraph and telephone lines, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of Holdings, the Issuers or any of their Restricted Subsidiaries, taken as a whole and (ii) such other title or survey matters as the Trustee has approved in its reasonable discretion; (7) Liens existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided that (i) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof, and (ii) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are, if Indebtedness, permitted under Section 4.07 hereof or, if not Indebtedness, not prohibited under this Indenture; (8) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that amount outstanding at the time of such refinancing plus an amount necessary to pay any fees and expenses, including accrued interest and

-29- premiums (including tender premiums), related to such renewal, refunding, refinancing, replacement, defeasance or discharge and (ii) does not encumber any property other than the property subject thereto on the Issue Date (other than after-acquired property that is related to the property covered by such Lien on the Issue Date and proceeds and products of such property); (9) Liens securing Permitted Debt described in clause (9) of the definition thereof, provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and after-acquired property that is related to the property covered by such Lien and the proceeds and the products thereof; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (10) Liens created for the benefit of (or to secure) the Notes issued on the Issue Date and the Note Guarantees; (11) any interest or title of a lessor under any lease entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business and Liens on the fee interest or any superior leasehold interest in property leased by Holdings or any Restricted Subsidiaries; (12) Liens on property (including Equity Interests) existing at the time of acquisition of the property by Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition; (13) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the consummation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or the Restricted Subsidiary; (14) Liens securing Trading Debt; provided that any Liens securing Trading Debt shall be limited to the commodity, futures and other accounts (including deposit accounts and securities accounts) maintained by the relevant debtor with the financial institution providing such Trading Debt (or with any of its Affiliates or third parties acting as a securities, commodities, futures or other financial intermediary or performing a similar role on behalf of such financial institutions in connection with such Trading Debt) and all cash, securities, investment property (excluding any Equity Interests of Holdings or its Subsidiaries), instruments, payment intangibles and other assets including assets which would be customarily subject of a Repo Agreement or customarily acceptable as “borrowing base collateral” in secured warehouse financings) in or credited to such accounts or otherwise relating to, arising out of or evidencing such accounts or assets or held in the possession of, to the order or under the direction or control of, such financial institution (or any of its Affiliates acting on its behalf) or any exchange or clearing organization through which transactions on behalf of the relevant debtor are executed or cleared and all proceeds of any of the foregoing); (15) Liens securing Junior Lien Obligations; provided that the holders of such Junior Lien Obligations that are secured by the Collateral or their duly appointed agent, shall become a party to a Junior Lien Intercreditor Agreement; (16) Liens incidental to the conduct of Holdings’ or any of its Restricted Subsidiaries’ businesses or the ownership of their properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate detract from the value of their properties or impair the use thereof in the operation of their businesses; (17) Liens securing, or otherwise arising from, judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01 hereof;

-30- (18) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts or relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution, securities intermediary or commodity intermediary encumbering deposits or other funds or assets maintained with such financial institution (including the right of set off) and which are within the general parameters customary in the banking, securities or commodities industry and (iv) in the nature of contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries or otherwise in the ordinary course of business and customary holdbacks under credit cards or similar merchant processing; (19) Liens securing obligations of Holdings or any Restricted Subsidiary of Holdings in respect of any Hedging Agreements entered into for non-speculative purposes; provided that, if the counterparty to such Hedging Agreement is a First Lien Hedging Counterparty, then such Liens shall be subject to the Intercreditor Agreement; (20) leases, subleases, licenses or sublicenses (including the provision of software under an open source license) granted to others in the ordinary course of business which do not (i) impair in any material respect the operation of the business of Holdings or any of its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; (21) Liens (A) on any cash advances or earnest money or escrow deposits made by Holdings or any of its Restricted Subsidiaries in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any earnest money or escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (22) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by Holdings or any of their Subsidiaries; (23) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (24) utility and similar deposits made by Holdings or any of its Restricted Subsidiaries in the ordinary course of business; (25) Liens on assets that are not Collateral securing Indebtedness of Restricted Subsidiaries that are not Guarantors that is not prohibited hereunder; (26) temporary Liens in connection with sales, transfers, leases, assignments or other conveyances or dispositions of securities permitted under Section 4.08 hereof consisting of (x) Liens on securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to sell such securities if such sale is otherwise permitted under this Indenture, or is required by such contracts to be permitted under this Indenture, and (y) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any securities or interest therein, which rights of first refusal, option or contractual rights are granted in connection with a sale, transfer or other disposition of securities permitted under this Indenture; (27) Liens granted to any exchange or clearing depository or in connection with settlement operations in the ordinary course of business;

-31- (28) (x) Liens in favor of an Issuer or the Guarantors, and (y) Liens on assets of any Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor (i) in favor of any Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor or (ii) which Liens secure Indebtedness of such Restricted Subsidiary that is not prohibited under this Indenture; (29) other Liens securing obligations in an aggregate amount not to exceed the greater of (i) $240,000,000 and (ii) 40% of Consolidated EBITDA for the Applicable Measurement Period; (30) Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; (31) Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights; (32) Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose; (33) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (34) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of Holdings or such Restricted Subsidiaries in respect of such letter of credit to the extent not prohibited by this Indenture; (35) Liens securing Indebtedness permitted by clause (12), (16), (26) and (27) of the definition of “Permitted Debt”; (36) ground leases in respect of real property on which facilities owned or leased by Holdings or any of the Restricted Subsidiaries are located; (37) Liens securing Indebtedness permitted under clause (25) of the definition of “Permitted Debt”; provided that the assets or property securing such Liens do not include any assets or property of any Restricted Subsidiary that is not prohibited under this Indenture; (38) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by Holdings or any Restricted Subsidiaries in the ordinary course of business; (39) Liens on the Equity Interests of Unrestricted Subsidiaries; (40) Liens in respect of any amounts, funds or securities held by a trustee or agent in the funds and accounts under an indenture or other debt instrument securing any Indebtedness issued for the benefit of Holdings or any Subsidiary, under any indenture or other debt instrument issued in escrow pursuant to customary escrow arrangements pending the release thereof or under any indenture or other debt instrument pursuant to customary discharge, redemption or defeasance provisions; (41) customary Liens in favor of trustees and escrow agents; (42) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business; (43) Liens in respect of Third Party Funds;

-32- (44) Liens in respect of Permitted Securitization Financings that extend only to the assets subject thereto and Equity Interests of Special Purpose Securitization Subsidiaries; (45) agreements to subordinate any interest of Holdings or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by Holdings or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business; and (46) Liens arising in connection with any Permitted Tax Restructuring. “Permitted Refinancing Indebtedness” means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums (including tender premiums), accrued and unpaid interest, defeasance costs and original issue discount, incurred in connection therewith; (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, other than any such Permitted Refinancing Indebtedness with an aggregate principal amount outstanding not to exceed not to exceed the greater of (i) $240,000,000 and (ii) 40% of Consolidated EBITDA for the Applicable Measurement Period; (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms no less favorable to the Holders of Notes in any material respect as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and (4) such Indebtedness shall not add guarantors, obligors or security from that which applied to such Indebtedness being refinanced, refunded, renewed or extended, unless such guarantors are or become obligors of the Notes or Guarantors, such obligors are or become Restricted Subsidiaries, or such security is or becomes Collateral, as the case may be. “Permitted Securitization Financing” shall mean one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold, factored pledged or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedging Agreements entered into in connection with such Securitization Assets; provided, that recourse to Holdings or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by Holdings in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by Holdings or any Subsidiary (other than a Special Purpose Securitization Subsidiary)). “Permitted Tax Distributions” means, collectively distributions to the members of Holdings in cash in an amount up to (i) in the case of payments in respect of a Tax Estimation Period, the excess of (A)(I) the Company Income Amount for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any distributions made with respect to any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax Estimation Period referred to in (A)(I), and (ii) after the end of a

-33- Taxable Year, the excess, if any, of (A)(I) the Taxable Year Income Amount for the Taxable Year in question multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any Permitted Tax Distributions under clause (i) made with respect to the Tax Estimation Periods in such Taxable Year; provided that if the amount payable in connection with a Tax Estimation Period under clause (i) is less than the aggregate required annualized installment for all members of Holdings for the estimated payment date for such Tax Estimation Period under Section 6655(e) of the Code (calculated assuming (x) all such members are corporations (other than with respect to the Assumed Tax Rate) and Section 6655(e)(2)(C)(ii) is in effect, (y) such members’ only income is from Holdings (determined without regard to any adjustments under Code Sections 743(b) or 704(c)) and (z) the Assumed Tax Rate applies), Holdings shall be permitted to pay an additional amount with respect to such estimated payment date equal to the excess of such aggregate required annualized installment over the amount permitted under clause (i). “Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization entered into prior to, on or after the date hereof so long as such Permitted Tax Restructuring is not materially adverse to the Holders of the Notes (as determined by Holdings in good faith). “Person” means any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity. “Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the First Lien Loan Documents or the Indenture Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under applicable Bankruptcy Law or in any such Insolvency or Liquidation Proceeding. “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Rating Agencies” means Moody’s, S&P and Fitch; provided that if Moody’s, S&P or Fitch shall cease to rate the Notes for reasons outside the control of the Issuers, another security rating agency selected by the Issuers that is nationally recognized in the United States may be substituted therefor (a “Substitute Rating Agency”). “Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of Holdings’ intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that to the extent such Rating Agency’s rating of the Notes, if rendered (or confirmed) within such period, could be determinative of whether a Change of Control Triggering Event has occurred, such period shall be extended for so long as any Rating Agency rating the Notes as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the Notes is under consideration for downgrade by such Rating Agency. “Ratings Event” means that on the commencement of the Ratings Decline Period and the Notes have an Investment Grade Rating by at least two Rating Agencies, there has been a downgrade of the Notes during the applicable Ratings Decline Period by at least two Rating Agencies such that the Notes are rated below an Investment Grade Rating by at least two Rating Agencies; provided, however, that a downgrade of the notes by any applicable Rating Agency will not be deemed to have occurred in respect of a Change of Control (and thus will not be deemed a downgrade for purposes of this definition) if such Rating Agency making the reduction in rating to below Investment Grade Rating does not publicly announce or confirm or inform the Issuers, Holdings or the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade). “Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person,

-34- whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and all improvements and appurtenant fixtures and equipment. “Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by Holdings or any Subsidiary. “Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means one or more Global Notes, each substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that, in the aggregate, will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S. “Regulatory Supervising Organization” means any of (a) the SEC, (b) the Financial Industry Regulatory Authority, (c) the Chicago Stock Exchange, (d) the Commodity Futures Trading Commission, (e) state securities commissions, (f) the Irish Financial Regulator and (g) any other U.S. or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject. “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a similar business to a business conducted by Holdings or any of its Restricted Subsidiaries; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. “Repo Agreement” means any of the following: repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell backs agreements, securities lending and borrowing agreements and any other agreement or transaction similar to those referred to above in this definition. “Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Responsible Officer” means, of any Person, any executive officer or financial officer of such Person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such Person in respect of this Indenture. “Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of Holdings or any of its Restricted Subsidiaries. “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Investment” means an Investment other than a Permitted Investment.

-35- “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings, the Issuers or Restricted Subsidiaries. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto. “Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes. “SEC” means the Securities and Exchange Commission, or any successor agency thereto. “Secured Hedging Agreement” means any Hedging Agreement that is secured by the Collateral pursuant to any First Lien Loan Document. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Securitization Assets” shall mean any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by Holdings or any Subsidiary or in which Holdings or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets, (b) revenues related to distribution and licensing of the products of Holdings or any Subsidiary, (c) intellectual property rights relating to the generation of any of the types of assets listed in this definition, (d) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity and (e) other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by Holdings in good faith). “Security Agreement” means the Notes Collateral Agreement, dated as of June 21, 2024, among Holdings, the Issuers, the Guarantors, the other grantors from time to time party thereto and the Collateral Agent, as amended, restated, modified or supplemented from time to time. “Senior Credit Agreement” means that certain Credit Agreement, dated as of January 13, 2022, among Holdings, VFH Parent LLC, as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as

-36- administrative agent, and the lenders party thereto from time to time, as amended by Amendment No. 1 to the Credit Agreement, dated as of June 21, 2024, and as further amended, restated, modified, supplemented, refunded, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time. “Senior Credit Facilities” means, if designated by the Issuers to be included in the definition of “Senior Credit Facilities,” one or more (a) debt facilities or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, letters of credit, securitization or receivables financing or issuances, (b) debt securities (including convertible or exchangeable securities), indentures or other forms of debt financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or (c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, refunded, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of Holdings as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. The Senior Credit Agreement is designated as “Senior Credit Facilities.” “Senior Credit Facility Agent” means the entity acting as administrative agent, collateral agent and/or other representative pursuant to the Senior Credit Facility Documents, for and on behalf of the other Senior Credit Facility Secured Parties and any successor or replacement administrative agent, collateral agent and/or other representative. “Senior Credit Facility Debt” means all Obligations under the Senior Credit Facilities, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by an Issuer or any Guarantor to any Senior Credit Facility Secured Party, including principal, interest, charges, fees, premiums, reimbursements, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Senior Credit Facility Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Credit Facility Documents or after the commencement of any case with respect to an Issuer or any Guarantor under any Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured. “Senior Credit Facility Documents” means all agreements, documents and instruments relating to the Senior Credit Facilities at any time executed and/or delivered by an Issuer or any Guarantor or any other Person to, with or in favor of any Senior Credit Facility Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt). “Senior Credit Facility Lenders” means, collectively, any Person party to the Senior Credit Facility Documents as lender (and including any swingline lender) and any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt or is otherwise party to the Senior Credit Facility Documents as a lender. “Senior Credit Facility Obligations” means all “Obligations” as defined in the Senior Credit Facilities. “Senior Credit Facility Secured Parties” means, collectively, (a) Senior Credit Facility Agent, (b) the Senior Credit Facility Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Senior Credit Facilities, (d) each other Person to whom any of the Senior Credit Facility Debt is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Senior Credit Facility Secured Party.”

-37- “Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Senior Credit Facility Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacities as such), and (iii) the Additional First Lien Secured Parties that become subject to the Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the Obligations, and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations). “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture. “Special Purpose Securitization Subsidiary” shall mean (i) a direct or indirect Subsidiary of Holdings established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein, and which is organized in a manner (as determined by Holdings in good faith) intended to reduce the likelihood that it would be substantively consolidated with Holdings or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event Holdings or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary. “Specified Dividend Amount” means, as of any date of declaration, (a) prior to any share splits, reverse share splits and/or share recapitalizations of the common stock of Parent following the Issue Date, an amount equal to $0.24 per share of common stock of Parent then issued and outstanding and (b) in the event of any share split, reverse share split and/or share recapitalization of the common stock of Parent following the Issue Date, an amount adjusted in a manner reasonably determined by the Issuer such that the aggregate amount of the Specified Dividend Amount as calculated (i) with respect to the issued and outstanding common stock of Parent immediately prior to such event and (ii) the issued and outstanding common stock of Parent immediately after such event, remains the same. “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings. “Subsidiary Guarantors” means: (1) each Subsidiary of Holdings that provides a Guarantee as of the Issue Date; and

-38- (2) any other Subsidiary of Holdings that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture. “Substitute Rating Agency” has the meaning ascribed thereto in the definition of “Rating Agencies.” “Tax Estimation Period” means each period (determined without regard to any prior periods) for which an estimate of corporate federal income tax liability is required to be made under the Code. “Taxable Year” means Holdings’ taxable year ending on the last day of each calendar year (or part thereof, in the case of Holdings’ last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board of Directors of Holdings. “Taxable Year Income Amount” means, for a Taxable Year, an amount equal to the net taxable income of Holdings for such Taxable Year. For purposes of calculating the Taxable Year Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account. “Third Party Funds” means any segregated accounts or funds, or any portion thereof, received by Holdings or any of its Subsidiaries as agent on behalf of third parties (other than the Issuers or the Guarantors) in accordance with a written agreement that imposes a duty upon Holdings or one or more of its Subsidiaries to collect and remit those funds to such third parties. “Trading Debt” means any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of Holdings and its Restricted Subsidiaries, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans. “Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings or any other Subsidiary in connection with the Transactions. “Transactions” means (a) the issuance and sale of the Notes pursuant to the Offering Memorandum, (b) the refinancing of the existing Indebtedness and existing commitments outstanding under the Senior Credit Agreement, and (c) the payment of costs and expenses related to the foregoing. “Treasury Rate” means, at the time of computation, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 15, 2027; provided, however, that if the period from the redemption date to June 15, 2027 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to June 15, 2027 is less than one year, the weekly average yield on actively traded United States Treasury Securities adjusted to a constant maturity of one year shall be used. “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa- 77bbbb).

-39- “Trust Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. “Trustee” means U.S. Bank Trust Company, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Subsidiary” means: (1) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. Holdings may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, Holdings or any of its Restricted Subsidiaries; provided, however, that: • to the extent applicable, the requirements of Section 4.14 shall be complied with; and • either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05 hereof. Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that: • no Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and • all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture. “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “VV Holders” means (i) Vincent Viola, (ii) TJMT Holdings LLC (f/k/a Virtu Holdings LLC), (iii) any immediate family member of Vincent Viola, a trust, family-partnership or estate-planning vehicle solely for the benefit of Vincent Viola and/or any of his immediate family members (including siblings of Vincent Viola and Teresa Viola), (iv) Employee Holdco and (v) any other Affiliate of any of the foregoing. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of

-40- each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments. “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary. “Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than (x) directors’ qualifying shares and (y) a nominal amount of shares issued to foreign nationals pursuant to applicable Legal Requirements) will at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person. Section 1.02 Other Definitions. Term Defined in Section “Action” .......................................................................................................... 10.06 “Affiliate Transaction” .................................................................................... 4.09 “Asset Sale Offer” .......................................................................................... 3.09 “Asset Sale Retained Proceeds” ..................................................................... 3.09 “Authentication Order”................................................................................... 2.02 “Change of Control Offer” ............................................................................. 4.12 “Change of Control Payment” ........................................................................ 4.12 “Change of Control Payment Date” ............................................................... 4.12 “Covenant Defeasance” .................................................................................. 8.03 “Deemed Date” .............................................................................................. 4.07 “Default Direction” ....................................................................................... 7.05 “DTC” ............................................................................................................. 2.03 “Escrow Debt” ............................................................................................... 4.05 “Event of Default” ........................................................................................... 6.01 “Excess Proceeds” .......................................................................................... 4.08 “Flow-Through Entity” .................................................................................. 4.05 “Increased Amount” ........................................................................................ 4.10 “incur” ............................................................................................................ 4.07 “Legal Defeasance” ........................................................................................ 8.02 “Offer Amount” ............................................................................................... 3.09 “Offer Period” ................................................................................................ 3.09 “Paying Agent” ............................................................................................... 2.03 “Permitted Debt” ............................................................................................ 4.07 “Purchase Date” ............................................................................................. 3.09 “Reinstatement Date” .................................................................................... 4.15 “Registrar” ...................................................................................................... 2.03 “Restricted Payments” .................................................................................... 4.05 “Specified Transaction” ................................................................................. 1.05 “Suspended Covenants” ................................................................................. 4.15 “Suspension Period” ...................................................................................... 4.15 “Testing Party” .............................................................................................. 1.05 “Transaction Test Date” ................................................................................ 1.05 Section 1.03 Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it;

-41- (2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; (3) “or” is not exclusive; (4) “including” means including without limitation; (5) words in the singular include the plural, and in the plural include the singular; (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; (8) “will” shall be interpreted to express a command; (9) provisions apply to successive events and transactions; (10) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; (11) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP; (12) the principal amount of any preferred stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such preferred stock; and (13) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts. For all purposes under this Indenture, in connection with any Delaware LLC Division (or any comparable event under any applicable jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Section 1.04 No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture. Section 1.05 Specified Transactions When calculating the availability under any basket, ratio or any financial metric under this Indenture or compliance with any provision of this Indenture, in each case in connection with (a) any Limited Condition Acquisition, (b) any repayment, redemption or repurchase of Indebtedness, Disqualified Stock or preferred stock with respect to which a notice of repayment or redemption (or similar notice), which may be conditional, has been delivered, (c) any dividends or distributions on, or redemptions of equity, in each case requiring declaration in advance thereof, (d) the making of any Asset Sale or any disposition excluded from the definition of “Asset Sale,” or (e) any other transaction or plan undertaken or proposed to be undertaken in connection with such Limited Condition Acquisition or any transaction set forth in clauses (b) through (d) (the transactions referred to in clauses (a) through (e), collectively, the “Specified Transactions,” and each, a “Specified Transaction”) and any actions or

-42- transactions related thereto, the date of determination of such basket, ratio or financial metric or whether any such Specified Transaction is permitted (or any requirement or conditions therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) may, at the option of Holdings, the Issuers, any of Holdings’ Restricted Subsidiaries, any parent entity of Holdings, any successor entity of any of the foregoing (including a third party) (the “Testing Party”) (which election may be made on or prior to the date of consummation of such Specified Transaction), be the date the definitive agreements for such Specified Transaction are entered into (or, if applicable, the date of delivery of a binding offer, launch of a “certain funds” tender offer), the date of declaration of such Restricted Payment, the date of the public announcement of such Specified Transaction, or the date such notice, which may be conditional, of such repayment or redemption in connection with a repayment, redemption or repurchase of Indebtedness, Disqualified Stock or preferred stock is given to the Holders of such Indebtedness, Disqualified Stock or preferred stock (any such date, the “Transaction Test Date”) and such baskets, ratios or financial metrics shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of Fixed Charge Coverage Ratio, Consolidated Total Leverage Ratio, Consolidated Secured Indebtedness Ratio and Consolidated First Lien Indebtedness Ratio after giving effect to such Specified Transaction and any actions or transactions related thereto (including any incurrence of Liens, Indebtedness and the use of proceeds thereof) as if it occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Specified Transaction, and, for the avoidance of doubt, (x) if any of such baskets, ratios or financial metrics are exceeded or otherwise have failed to be complied with as a result of fluctuations in such basket, ratio or related financial metrics (including, but not limited to, due to fluctuations in Consolidated Net Income or Consolidated EBITDA of Holdings, the target company or the Person that is otherwise the subject of the Specified Transaction for the Applicable Measurement Period) subsequent to such date of determination and at or prior to the consummation of the relevant Specified Transaction and any actions or transactions related thereto, such baskets, ratios or financial metrics will not be deemed to have been exceeded as a result of such fluctuations and (y) such baskets, ratios or financial metrics shall not be tested at the time of consummation of such Specified Transaction and any actions or transactions related thereto except as contemplated in clause (a) of the immediately succeeding proviso; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available subsequent to the date of determination, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Test Date for purposes of such baskets, ratios and financial metrics, (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized, (c) if the Testing Party elects to have such determinations occur at the Transaction Test Date, any such transactions (including the Specified Transaction and any actions or transactions related thereto) shall be deemed to have occurred on the Transaction Test Date and to be outstanding thereafter for purposes of calculating any baskets, ratios or financial metrics under this Indenture after the Transaction Test Date and before the consummation of such Specified Transaction unless and until such Specified Transaction has been abandoned, as determined by the Testing Party, prior to the consummation thereof, (d) to the extent that proceeds from any Asset Sale or any disposition excluded from the definition of “Asset Sale,” (to the extent not otherwise applied) constitutes cash and Cash Equivalents, the Consolidated Total Leverage Ratio, Consolidated Secured Indebtedness Ratio and Consolidated First Lien Indebtedness Ratio will be calculated giving pro forma effect to such proceeds and (e) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin, as reasonably determined by the Testing Party in good faith. For the avoidance of doubt, if the Testing Party has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the Transaction Test Date (including any new Transaction Test Date) for the applicable Specified Transaction and prior to or on the date of the consummation of such Specified Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Specified Transaction is permitted under this Indenture. Section 1.06 Certain Compliance Determinations For purposes of determining any calculation or measure as of any Applicable Calculation Date, any date of determination or any Transaction Test Date (including, without limitation, Consolidated Interest Expense, Consolidated Net Income, Consolidated First Lien Indebtedness Ratio, Consolidated Secured Indebtedness Ratio, Consolidated Total Leverage Ratio, Consolidated EBITDA, Fixed Charge Coverage Ratio, Fixed Charges, Permitted Securitization Financing and Consolidated Total Assets) under this Indenture, the U.S. dollar equivalent amount of any amount denominated in a foreign currency shall be calculated, to the extent not already reflected in

-43- U.S. dollars in the relevant financial statements (which may be internal), based on the relevant currency exchange rate in effect as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date. Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) is incurred or issued, any Lien is incurred other transaction is undertaken in reliance on a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated First Lien Indebtedness Ratio, Consolidated Secured Indebtedness Ratio or Consolidated Total Leverage Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated First Lien Indebtedness Ratio, Consolidated Secured Indebtedness Ratio or Consolidated Total Leverage Ratio) on the same date. Each item of Indebtedness, Disqualified Stock or preferred stock that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated First Lien Indebtedness Ratio, Consolidated Secured Indebtedness Ratio or Consolidated Total Leverage Ratio test. If Holdings or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of Holdings be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to Holdings’ financial statements affecting Consolidated Net Income or Consolidated EBITDA of Holdings for any period. Notwithstanding anything to the contrary, in connection with a Testing Party’s election to use a Transaction Test Date in connection with a Limited Condition Acquisition or Specified Transaction, any reference to “date of incurrence” or “time of incurrence” or other similar phrases with respect to the date or time an action is taken herein will mean the Transaction Test Date. ARTICLE 2 THE NOTES Section 2.01 Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. All Notes issued under this Indenture shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and

-44- Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. Section 2.02 Execution and Authentication. One Officer must sign the Notes for the Issuers by manual, facsimile or other electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual, facsimile or other electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee will, upon receipt of a written order of the Issuers signed by one Officer (an “Authentication Order”), an Officer’s Certificate and an Opinion of Counsel, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. Notwithstanding anything to the contrary in this Indenture, no Officer’s Certificate and no Opinion of Counsel shall be required for the Trustee to authenticate and make available for delivery the Initial Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers. Section 2.03 Registrar and Paying Agent. The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. Section 2.04 Paying Agent to Hold Money in Trust. The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee promptly of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) will have no further liability for the money. If Holdings, an Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

-45- Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes. Section 2.06 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if: (1) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note and the Issuers fail to appoint a successor depositary within 90 days of such notice; or (2) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and DTC shall have requested the issuance of certificated Securities. Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof. (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to

-46- credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the applicable Global Note(s) pursuant to Section 2.06(g) hereof. (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a

-47- beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4). Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such beneficial interest is being transferred to the Issuers, Holdings or any Subsidiary thereof, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be

-48- registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

-49- (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such Restricted Definitive Note is being transferred to the Issuers, Holdings or any Subsidiary thereof, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note. (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following: (A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

-50- If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following: (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

-51- (1) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS, HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3), (7), (8), (9), (12) OR (13) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST, THAT THE TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.” In the case of the Notes sold pursuant to Regulation S, the Notes will bear an additional legend substantially the following form: “BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

-52- (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THE GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (3) Temporary Regulation S Legend. Each Regulation S Global Note that is a temporary Note issued pursuant to Section 2.10 shall bear a legend in substantially the following form: “THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).” (4) Applicable Procedures for Removal of Legends. After the expiration of the applicable holding period referred to under Rule 144(d)(1) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) following the date of this Indenture, Restricted Definitive Notes and beneficial interests in Restricted Global Notes may be exchanged for beneficial interests in an Unrestricted Global Note. Any Restricted Definitive Note or Restricted Global Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Definitive Note or Restricted Global Note for exchange to the Registrar in accordance with the provisions of this Article 2, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. To accomplish the exchange of beneficial interests in any Restricted Global Note for beneficial interests in an Unrestricted Global Note following the expiration referred to above, the Issuers may, without requiring any action or consent by the Holders of such Restricted Global Note:

-53- (A) instruct the Trustee in writing to remove the Private Placement Legend from the Notes, and upon such instruction the Private Placement Legend shall be deemed removed from any Notes without further action on the part of Holders; (B) notify the Holders that the Private Placement Legend has been removed or deemed removed; and (C) instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes; provided that, if the Trustee so requests, the Issuers will deliver an Opinion of Counsel to the effect that such exchange is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes of the same series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (h) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel in accordance with Section 2.02 hereof. (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.08, 4.12 and 9.04 hereof). (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will, upon execution by the Issuers and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (5) Neither the Registrar nor the Issuers will be required: (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection or between a record date and the relevant interest payment date;

-54- (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or (D) to register the transfer of any Notes other than Notes having a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary. (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile. (9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; provided however, that Notes held by the Issuers or a Subsidiary of any of the Issuers shall not be deemed to be outstanding to the extent repurchased in a Change of Control Offer (and not cancelled pursuant to Section 2.11 hereof) or for purposes of Section 3.07(a) hereof. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

-55- If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest. Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned will be so disregarded. Section 2.10 Temporary Notes. Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes of the same series. Holders of temporary Notes will be entitled to all of the benefits of this Indenture. Section 2.11 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation. Section 2.12 Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Section 2.13 CUSIP Numbers. The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as listed in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

-56- ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 10 days (or a shorter period with the consent of the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth: (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Notes to be redeemed; (4) the redemption price; and (5) whether the redemption is subject to one or more conditions precedent and, if so, identify such conditions precedent. Section 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed at any time, the Trustee (or DTC) will select Notes for redemption on a pro rata basis, by lot or other method subject to the rules and procedures of DTC, unless otherwise required by law or applicable stock exchange or depositary requirements. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date from the outstanding Notes not previously called for redemption or purchase. The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No Notes of $2,000 or less can be redeemed in part. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. Section 3.03 Notice of Redemption. Subject to the provisions of Section 3.09 hereof, notices of redemption will be delivered by electronic transmission (for Global Notes) or first class mail at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof. The notice will identify the Notes to be redeemed (including CUSIP number(s)) and will state: (1) the redemption date; (2) the redemption price; (3) whether the redemption is subject to one or more conditions precedent and, if so, identify such conditions precedent;

-57- (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (7) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (8) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes. At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 10 days (or a shorter period with the consent of the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price; provided that a notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described herein or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuers if the Issuers determine in their sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this Section 3.04 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. Section 3.05 Deposit of Redemption or Purchase Price. On or prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

-58- If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. Section 3.07 Optional Redemption. (a) At any time prior to June 15, 2027, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes) upon not less than 10 nor more than 60 days’ prior notice, at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are or have been contributed to the common equity capital of Holdings or are or will be used to purchase Equity Interests (other than Disqualified Stock) of Holdings; provided that: (1) at least 50% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of any Additional Notes) (excluding Notes held by Holdings, any direct or indirect parent of Holdings and any of Holdings’ Subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all outstanding Notes are concurrently being redeemed; and (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering. (b) At any time prior to June 15, 2027, the Issuers may, on one or more occasions, also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to (but not including) the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). (c) At any time prior to June 15, 2027, the Issuers may, on one or more occasions, also redeem during each successive twelve-month period following the Issue Date up to 10% of the aggregate original principal amount of Notes (calculated after giving effect to the issuance of any Additional Notes), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 103% of the principal amount of Notes redeemed plus accrued and unpaid interest to (but not including) the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). (d) Except as set forth in Section 3.07(a), Section 3.07(b), Section 3.07(c) and Section 3.07(g), the Notes will not be redeemable at the Issuers’ option prior to June 15, 2027. (e) On or after June 15 ,2027, the Issuers may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to (but not including) the applicable redemption date,

-59- if redeemed during the twelve-month period beginning on June 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date): Year Percentage 2027 ..................................................................................................... 103.750% 2028 ..................................................................................................... 101.875% 2029 and thereafter .............................................................................. 100.000% If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Notes is registered at the close of business on such record date. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. The Trustee shall have no responsibility for calculating any redemption price. (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. (g) In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept any tender offer in respect of the Notes (including a Change of Control Offer and an Asset Sale Offer) and the Issuers or a third party purchases all the Notes held by such Holders, the Issuers will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following the purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at the purchase price offered to all Holders in such tender offer (excluding any early tender premium or similar premium, if any) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). Section 3.08 Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or make an offer to purchase the Notes, except as may be required pursuant to Sections 3.09, 4.08 and 4.12 hereof. Section 3.09 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.08 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below. The Asset Sale Offer shall be made to all Holders and all holders of First Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other First Lien Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date.

-60- Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state: (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.08 hereof and the length of time the Asset Sale Offer will remain open; (2) the Offer Amount, the purchase price and the Purchase Date; (3) that any Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date; (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof only; (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes and other First Lien Obligations surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other First Lien Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such other First Lien Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

-61- ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. The Issuers will pay or cause to be paid the principal of and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; they will pay interest on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Section 4.02 Maintenance of Office or Agency. The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof. Section 4.03 Reports. (a) So long as any Notes are outstanding, Holdings will deliver to the Trustee a copy of all of the information and reports referred to below: (1) within 15 days after the time period specified in the SEC’s rules and regulations for non- accelerated filers (or such later time period specified in the SEC’s rules and regulations for non-accelerated filers, including any extension as would be permitted by Rule 12b-25 under the Exchange Act or any special order of the SEC), annual reports of Holdings for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if Holdings had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; (2) within 15 days after the time period specified in the SEC’s rules and regulations for non- accelerated filers (or such later time period specified in the SEC’s rules and regulations for non-accelerated filers, including any extension as would be permitted by Rule 12b-25 under the Exchange Act or any special order of the SEC), quarterly reports of Holdings for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if Holdings had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

-62- (3) within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of Holdings containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.05, 2.06, 4.01, 4.02, 5.01, 5.02(a), (b) and (c) of Form 8-K if Holdings had been a reporting company under the Exchange Act; provided, however, that no such current reports will be required to be delivered if Holdings determines in its good faith judgment that such event is not material to holders or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole. (b) Notwithstanding the foregoing, (i) such reports shall not be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307, 308 and 308T of Regulation S-K promulgated by the SEC, or Item 10(e), Item 402 and Item 601 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A and 34- 54302A, (ii) such reports shall not be required to comply with Rule 3-09, Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X, (iii) such reports shall not be required to comply with any conflict minerals rules of the SEC or similar rules and regulations of any other government agency, (iv) such reports shall not be required to include financial statements in interactive data format using the eXtensible Business Reporting Language and (v) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Memorandum and shall not be required to present compensation or beneficial ownership information. (c) With respect to any period that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 5.0% of Consolidated Total Assets as of the end of such period, the quarterly and annual financial information required by Section 4.03(a) (subject to the limitations in Section 4.03(b)) shall either (x) include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries or (y) be accompanied by unaudited financial statements or unaudited financial information necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated financial statements of Holdings and its Restricted Subsidiaries. (d) In addition, Holdings will, for so long as any Notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls with the Holders, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss such financial information no later than 10 Business Days after distribution of such financial information required by clauses (1) and (2) of Section 4.03(a) hereof. If Holdings or a direct or indirect parent of Holdings holds a publicly accessible quarterly conference call with its investors, it shall be deemed to satisfy the obligation of the foregoing sentence. (e) Notwithstanding the foregoing, if Holdings or a direct or indirect parent of Holdings files with or furnishes to the SEC (i) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(1) hereof with respect to the relevant fiscal year; (ii) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements Section 4.03(a)(2) hereof with respect to the relevant fiscal quarter; and (iii) a current report on Form 8-K with respect to any of the events described in Section 4.03(a)(3) hereof that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(3) hereof with respect to such event; provided, that in each case of clause (i) and (ii), that such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of Holdings, and to the extent applicable, the information required by Section 4.03(c) hereof. (f) Notwithstanding the foregoing, Holdings will be deemed to have delivered such reports and information referred to above to the Holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if Holdings or a direct or indirect parent of Holdings has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.03 will be deemed satisfied and Holdings will be deemed to have

-63- delivered such reports and information referred to above to the Trustee for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Holding’s website (or that of any of the direct or indirect parent of Holdings). (g) Delivery of such reports, information and documents to the Trustee for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers’, any Guarantor’s or any other Person’s compliance with this Section 4.03 or with respect to any reports or other documents filed under this Indenture. (h) Holdings agrees that, for so long as any Notes remain outstanding, during a period in which Holdings or any direct or indirect parent of Holdings is not subject to Section 13 or Section 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Section 4.04 Compliance Certificate. The Issuers shall deliver to the Trustee: (a) Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto; and (b) so long as any of the Notes are outstanding, within 30 days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto. Section 4.05 Restricted Payments. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings and other than dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings);

-64- (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Material Indebtedness of the Issuers or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries), except (A) payments of interest or principal at the Stated Maturity thereof or (B) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at the Stated Maturity thereof, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement; or (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment: (i) to the extent utilizing amounts under clause (a) of the definition of “Cumulative Credit”, no Event of Default specified in clauses (1), (2), (10) or (11) of Section 6.01 has occurred and is continuing or would occur as a consequence of such Restricted Payment; provided that the provisions of this clause (i) shall only apply to clauses (1) and (2) of Section 4.05(a); and (ii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries since January 13, 2022 (excluding Restricted Payments permitted by clauses (2) through (10) and (12) through (17) of Section 4.05(b)), is not more than an amount equal to the Cumulative Credit at such time. (b) The provisions of Section 4.05(a) hereof will not prohibit (each, a “Permitted Payment”): (1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture; (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests of Holdings (or a parent company thereof) (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Holdings; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (b) of the definition of “Cumulative Credit”; (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuers or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Holdings to the holders of its Equity Interests on a pro rata basis; (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the greater of (x) $30,000,000 and (y) 3.0% of Consolidated EBITDA for the Applicable Measurement Period in any fiscal year of Holdings with unused amounts in

-65- any fiscal year permitted to be carried over to the succeeding fiscal years; provided, however, that such amount in any calendar year may be increased by an amount not to exceed: (a) the cash proceeds received by Holdings or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to employees, directors, officers, franchisees or consultants of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under the definition of “Cumulative Credit”), plus (b) the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) or the Restricted Subsidiaries after the Issue Date; provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any present or former employees, directors, officers, franchisees or consultants of Holdings, any Restricted Subsidiary or any direct or indirect parent of Holdings in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.05 or any other provision of this Indenture; (6) the repurchase of Equity Interests (or Restricted Payments by Holdings to allow repurchases of Equity Interests of any direct or indirect parent of Holdings) (i) deemed to occur upon the exercise of stock options or restricted stock units to the extent such Equity Interests of Holdings or any direct or indirect parent of Holdings represent a portion of the exercise price of those stock options or restricted stock units; and (ii) in connection with the withholding of a portion of the Equity Interests, options and other equity awards of Holdings or any direct or indirect parent of Holdings granted or awarded to an officer, director consultant, employee or manager to pay any withholding and similar taxes payable by such officer, director, consultant or employee or manager upon such grant, award or vesting thereof (and any Restricted Payment to any direct or indirect parent of Holdings to pay any withholding taxes in respect thereof); (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Holdings or preferred stock (or preferred interests, in the case of any partnership or limited liability company) of any Restricted Subsidiary of Holdings issued on or after the Issue Date pursuant to Section 4.07(a) hereof; (8) cash payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of Holdings (or Restricted Payments by Holdings to allow payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of any direct or indirect parent of Holdings); provided, however, that any such cash payment shall not be for the purpose of evading this Section 4.05; (9) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of an Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee or any Disqualified Stock or preferred stock required pursuant to the provisions similar to those in Section 4.08 and Section 4.12 hereof; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all Notes tendered by Holders of Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired or retired for value;

-66- (10) so long as no Event of Default specified in clauses (1), (2), (10) or (11) of Section 6.01 has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed the greater of (x) $180,000,000 and (y) 30% of Consolidated EBITDA for the Applicable Measurement Period; (11) the payment of a quarterly distribution or dividend in an amount not to exceed the Specified Dividend Amount during any fiscal quarter; provided that any such amount not distributed within a fiscal quarter shall not be carried forward to the next fiscal quarter; (12) so long as no Event of Default specified in clauses (1), (2), (10) or (11) of Section 6.01 has occurred and is continuing or would be caused thereby, other Restricted Payments (other than a Restricted Investment); provided that the Consolidated First Lien Indebtedness Ratio of Holdings for the Applicable Measurement Period immediately preceding the date of such Restricted Payment, determined on a pro forma basis, does not exceed 2.00 to 1.00; (13) so long as Holdings and the Issuer are each treated as a pass-through or disregarded entity (a “Flow-Through Entity”) for U.S. federal and state income tax purposes, Permitted Tax Distributions by the Issuer to Holdings and by Holdings to its members at such times and with respect to such periods as Tax Distributions (as defined in the Holdings LLC Agreement) are required to be made or designated pursuant to the Holdings LLC Agreement; provided that if Holdings is not a Flow-Through Entity, so long as the Issuer is a Flow-Through Entity, the Issuer may make Permitted Tax Distributions to Holdings on a quarterly basis and at the end of a Taxable Year (with the determination of the Permitted Tax Distributions to be made by substituting the Issuer for Holdings in the applicable definitions); provided further that Restricted Payments under this clause (13) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries of Holdings may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Issuer or Holdings or its Restricted Subsidiaries; (14) dividends, loans, advances, repayments or distributions to any direct or indirect parent company of Holdings, or other payments by Holdings or any Restricted Subsidiary, in amounts required for such parent company to: (A) pay (1) such parent’s operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors or officers of such direct or indirect parent company or otherwise payable by Holdings pursuant to the Holdings LLC Agreement and (2) fees and expenses (x) due and payable by any of the Restricted Subsidiaries and (y) otherwise permitted to be paid (but not paid) by such Restricted Subsidiary under this Indenture; (B) pay the franchise taxes and other fees and expenses required to maintain its organizational existence; (C) make an Investment that would qualify as a “Permitted Investment” or would otherwise be permitted under this Section 4.05 if made by Holdings or any Restricted Subsidiary; provided that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (ii) such direct or indirect parent company shall, immediately following the closing thereof, cause (a) all property acquired (whether assets or Equity Interests) to be contributed to Holdings or its Restricted Subsidiaries or (b) the Person formed or acquired to merge into or consolidate with Holdings or any of the Restricted Subsidiaries (to the extent such merger or consolidation is permitted under Section 5.01 hereof in order to consummate such Investment and (iii) such Restricted Payment shall be treated as an “Investment” for all purposes under this Indenture; and (D) pay fees and expenses related to an offering of securities, the issuance or incurrence of Indebtedness or an acquisition transaction by Parent or any direct or indirect

-67- subsidiary thereof (whether or not successful) (including any (I) underwriters discounts or commissions, (II) commitment, arrangement, syndicate, facility, upfront, closing, ticking, escrow, agency, breakage or similar fees, and (III) interest and dividend expense related to escrowed securities or Indebtedness that will be assumed by Holdings or a Restricted Subsidiary upon the occurrence of specified events (prior to the assumption of such securities or Indebtedness) (“Escrow Debt”) and any premium required to redeem any such Escrow Debt upon a mandatory redemption or repurchase event); (15) any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing or a receivables financing may be made; (16) payments or distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law or as a result of the settlement of any stockholder claims or action (whether actual, contingent or potential), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01 hereof; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, Holdings shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; (17) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of an Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee in an amount not to exceed the greater of (x) $150,000,000 and (y) 25% of Consolidated EBITDA for the Applicable Measurement Period; (18) Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions; and (19) any Restricted Payment made in connection with a Permitted Tax Restructuring. (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. (d) For purposes of determining compliance with this Section 4.05, (1) in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be made or incurred pursuant to Section 4.05(a), Holdings will be entitled to divide, classify or re-classify, or later divide, classify or reclassify, such payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this Section 4.05, and such payment (or portion thereof) will be treated as having been made pursuant to Section 4.05(a) or such clause or clauses (or subparts thereof) in the definition of “Permitted Payments” or “Permitted Investments” and (2) the amount of any return of or on capital from any Investment shall be netted against the amount of such Investment for purposes of determining compliance with this Section 4.05. Section 4.06 Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Equity Interests to Holdings or any of its Restricted Subsidiaries or pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries; (2) make loans or advances to Holdings or any of its Restricted Subsidiaries; or

-68- (3) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries. (b) The restrictions in Section 4.06(a) hereof will not apply to encumbrances or restrictions existing under or by reason of: (1) agreements existing on the Issue Date; (2) the Indenture Documents; (3) applicable law or any applicable rule, regulation or order; (4) any instrument governing Indebtedness or Equity Interests of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) customary provisions restricting assignment of any agreement entered into by Holdings or any Restricted Subsidiary; (6) purchase money obligations and Capital Lease Obligations not prohibited under this Indenture that impose restrictions on the property purchased or leased of the nature described in Section 4.06(a)(3) hereof; (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition; (8) any agreement for the sale or other disposition of assets not prohibited under this Indenture that relate solely to the assets subject such to such sale or other disposition pending such sale or other disposition; (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (10) Liens permitted to be incurred under the provisions of Section 4.10 hereof; (11) customary restrictions on joint ventures, the interests therein or the assets thereof arising from joint venture agreements; (12) any instrument governing Indebtedness of a Foreign Restricted Subsidiary or any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that such Indebtedness was not prohibited by the terms of this Indenture; (13) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or a Restricted Subsidiary; (14) covenants in documents evidencing Trading Debt so long as the prohibition or limitation only applies to the Subsidiary of Holdings that has incurred such Trading Debt and does not apply to the Issuers or any Guarantor; (15) restrictions imposed on the ability of Excluded Regulated Subsidiaries to make dividends;

-69- (16) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (17) any Senior Credit Facility or other First Lien Loan Documents; (18) restrictions in agreements or instruments relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.07 hereof (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by Holdings), or (B) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by Holdings) and Holdings determines in good faith that such encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes; (19) agreements governing Hedging Obligations incurred in the ordinary course of business; (20) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary; (21) customary provisions contained in leases, subleases, licenses, joint venture agreements and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norms; (22) any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of Holdings and the Restricted Subsidiaries, taken as whole, or adversely affect the Issuers’ ability to make principal and interest payments on the Notes, in each case, as determined in good faith by Holdings or the Issuers; (23) any Restricted Investment not prohibited by Section 4.05 hereof and any Permitted Investment; and (24) any encumbrances or restrictions of the type referred to in clauses (1), (2) or (3) of this Section 4.06(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (23) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Nothing contained in this Section 4.06 shall prevent Holdings or any of its Restricted Subsidiaries from (a) restricting the sale or other disposition of property or assets of Holdings or any of its Restricted Subsidiaries that secure Indebtedness of Holdings or any of its Restricted Subsidiaries permitted by this Indenture or (b) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by this Indenture. For purposes of determining compliance with this Section 4.06, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on Equity Interests shall not be deemed a restriction on the ability to make distributions on Equity Interests, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary, or other subordination provisions in any Indebtedness, shall not be deemed a restriction on the ability to make loans or advances.

-70- Section 4.07 Incurrence of Indebtedness and Issuance of Preferred Stock. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Holdings may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt), if (x) the Fixed Charge Coverage Ratio for Holdings’ Applicable Measurement Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) or (y) the Consolidated Total Leverage Ratio of Holdings for the Applicable Measurement Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, is not greater than 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), in each case, as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such Applicable Measurement Period. (b) The provisions of Section 4.07(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”): (1) the incurrence by the Issuers and any Guarantors of Indebtedness and letters of credit under Senior Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and its Restricted Subsidiaries thereunder) not to exceed the sum of (a) $1,977,000,000 plus (b) the greater of (x) $1,000,000,000 and 100% of Consolidated EBITDA for the Applicable Measurement Period plus (c) an additional aggregate principal amount of Indebtedness (i) that is secured by the Collateral on a pari passu basis with the Liens securing the Notes that at the time of incurrence does not cause the Consolidated First Lien Indebtedness Ratio for the Applicable Measurement Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, to exceed 2.50 to 1.00 or, in the case of Indebtedness incurred in connection with an acquisition, Investment, New Project or refinancing transaction not prohibited under this Indenture, the Consolidated First Lien Indebtedness Ratio of Holdings to exceed the greater of (x) such ratio immediately prior to such incurrence and (y) 2.50 to 1.00, (ii) that is secured by the Collateral on a junior lien basis to the Liens securing the Notes that at the time of incurrence does not cause the Consolidated Secured Indebtedness Ratio for the Applicable Measurement Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, to exceed 3.00 to 1.00 or, in the case of Indebtedness incurred in connection with an acquisition, Investment, New Project or refinancing transaction not prohibited under this Indenture, the Consolidated Secured Indebtedness Ratio of Holdings to exceed the greater of (x) such ratio immediately prior to such incurrence and (y) 3.00 to 1.00 or (iii) that is other Indebtedness not covered by clauses (i) or (ii), that at the time of incurrence either (A) does not cause the Consolidated Total Leverage Ratio for the Applicable Measurement Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, to exceed 3.00 to 1.00 or, in the case of Indebtedness incurred in connection with an acquisition, Investment, New Project or refinancing transaction not prohibited under this Indenture, the Consolidated Total Leverage Ratio of Holdings to exceed the greater of (x) such ratio immediately prior to such incurrence and (y) 3.00 to 1.00 or (B) does not cause the Fixed Charge Coverage Ratio for the Applicable Measurement Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, to be less than 2.00 to 1.00 or, in the case of Indebtedness incurred in connection with an acquisition, Investment, New Project or refinancing transaction not prohibited under this Indenture, the Fixed Charge Coverage Ratio of Holdings to be less than the lesser of (x) such ratio immediately prior to such incurrence and (y) 2.00 to 1.00; (2) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the related Note Guarantees;

-71- (3) Indebtedness of Holdings to any Restricted Subsidiary of Holdings or of any Restricted Subsidiary of Holdings to Holdings or any other Restricted Subsidiary of Holdings to the extent that such Indebtedness corresponds to any Investment permitted by clause (5) of the definition of “Permitted Investments”; provided that such Indebtedness shall not have been transferred or pledged to any third party; (4) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries; provided, however, that: (A) if an Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor (in each case, only to the extent permitted by applicable law and not giving rise to material adverse tax consequences); and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary of Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary of Holdings, will be deemed, in each case (except any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure), to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4); (5) the issuance by any of Holdings’ Restricted Subsidiaries to Holdings or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that: (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Holdings or a Restricted Subsidiary of Holdings; and (B) any sale or other transfer of any such preferred stock to a Person that is not either Holdings or a Restricted Subsidiary of Holdings, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (5); (6) Indebtedness, Disqualified Stock or preferred stock of (A) Holdings or any Restricted Subsidiary incurred to finance an acquisition or other Investment or New Project or (B) Persons that are acquired by Holdings or any Restricted Subsidiary or merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger, consolidation, amalgamation, other Investment or New Project on a pro forma basis, either: (A) Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test or Consolidated Total Leverage Ratio test set forth in Section 4.07(a); or (B) either (x) the Fixed Charge Coverage Ratio of Holdings would be no less than the Fixed Charge Coverage Ratio immediately prior to such acquisition, merger, consolidation, amalgamation, other Investment or New Project or (y) the Consolidated Total Leverage Ratio of Holdings would be no greater than the Consolidated Total Leverage Ratio immediately prior to such acquisition, merger, consolidation, amalgamation, other Investment or New Project;

-72- (7) Guarantees incurred in the ordinary course of business by Holdings or any of its Restricted Subsidiaries in respect of (i) obligations of any Broker-Dealer Subsidiaries and any other Excluded Regulated Subsidiaries or (ii) other obligations of any Restricted Subsidiary of Holdings that is not a Broker-Dealer Subsidiary, an Issuer, a Guarantor, or other Excluded Regulated Subsidiary; (8) the incurrence by Holdings and its Restricted Subsidiaries of the Existing Indebtedness; (9) Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of the Person owning such assets), including purchase money obligations, and any Indebtedness assumed or incurred in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is initially incurred prior to or within 365 days after such acquisition or the completion of such construction, repair, replacement or improvement; (10) Trading Debt; (11) Guarantees of Holdings and its Restricted Subsidiaries in respect of Indebtedness or other liabilities of Holdings and its Restricted Subsidiaries so long as the incurrence or existence of such Indebtedness or other liabilities is not prohibited under this Indenture; provided that an Issuer or any of the Guarantors may not incur such Guarantees (other than unsecured Guarantees of Trading Debt (and any Permitted Refinancing Indebtedness thereof)) in respect of Indebtedness or other liabilities of a party that is not an Issuer or a Guarantor unless such Guarantee is a Permitted Investment or a Permitted Payment; provided, further, that any Guarantees in respect of subordinated Indebtedness shall also be subordinated in right of payment to the Notes or any Note Guarantee on terms at least as favorable to the Holders as those applicable to the subordinated Indebtedness that is guaranteed; (12) cash management obligations and Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts in the ordinary course of business; (13) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations for bona fide hedging purposes and not for speculative purposes; (14) Indebtedness representing deferred compensation or other similar arrangements to employees of Holdings or any of its Restricted Subsidiaries incurred in the ordinary course of business; (15) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries in an acquisition, any other Investment or any disposition, in each case, not prohibited under this Indenture, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs and any other deferred compensation arrangements) or other similar adjustments; (16) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; (17) Indebtedness consisting of the (i) financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business; (18) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings or any of its Restricted Subsidiaries, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business and consistent with past practice;

-73- (19) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding at the time of incurrence thereof, not to exceed the greater of $240,000,000 and 40% of Consolidated EBITDA for the Applicable Measurement Period immediately preceding such event; provided that any Permitted Refinancing Indebtedness incurred under Section 4.07(b)(23) below in respect of Indebtedness incurred under this clause (19) shall be deemed to have been incurred under this clause (19) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (19); (20) Indebtedness in the ordinary course of business in respect of letters of credit, guarantees, counter-indemnities and short term facilities incurred by Holdings or any of its Restricted Subsidiaries engaged in Exchange and Clearing Operations in connection with the ordinary clearing, depository and settlement procedures (including, without limitation, any letter of credit or guarantees provided to any central securities depositories or external custodians) relating thereto; (21) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within 15 days; (22) Indebtedness consisting of unsecured promissory notes issued by any Holdings or any of its Restricted Subsidiaries to current or former officers, directors and employees, their permitted transferees, or their respective estates, executors, trustees, administrators, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle) permitted by Section 4.05 hereof; (23) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) Disqualified Stock or preferred stock that was permitted by this Indenture to be incurred or issued as applicable under the provisions of Section 4.07(a) hereof or clauses (2), (6), (7), (8), (9), (19), (25), (26), (27) or (28) of this Section 4.07(b) plus any additional Indebtedness incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; (24) Indebtedness in connection with (A) Permitted Securitization Financings and (B) receivables sales and similar factoring arrangements of Receivables Assets; (25) Indebtedness of, incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Holdings and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (25) shall not exceed the greater of $150,000,000 and 25% of Consolidated EBITDA for the Applicable Measurement Period immediately preceding such event; provided that any Permitted Refinancing Indebtedness incurred under clause (23) above in respect of Indebtedness incurred under this clause (25) shall be deemed to have been incurred under this clause (25) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (25); (26) Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and preferred stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Permitted Refinancing Indebtedness in respect thereof incurred pursuant to clause (23) of this Section 4.07(b), not greater than 100.0% of the amount of Net Proceeds received by Holdings and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, Parent or any of its Subsidiaries) to the extent such Net Proceeds or cash have not been applied to increase the calculation set forth clause (b) of the definition of “Cumulative Credit” or applied to make Restricted Payments specified in Section 4.05(b)(2);

-74- (27) additional Indebtedness of Holdings, the Issuers or any Restricted Subsidiary; provided that at the time of the incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness incurred shall not exceed the Available RP Capacity Amount at such time provided that any Permitted Refinancing Indebtedness incurred under clause (23) above in respect of Indebtedness incurred under this clause (27) shall be deemed to have been incurred under this clause (27) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (27); (28) Indebtedness of, incurred on behalf of, or representing guarantees of Indebtedness of, any Restricted Subsidiary that is not a Guarantor; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (28) shall not exceed the greater of $180,000,000 and 30% of Consolidated EBITDA for the Applicable Measurement Period immediately preceding such event; provided that any Permitted Refinancing Indebtedness incurred under clause (23) above in respect of Indebtedness incurred under this clause (28) shall be deemed to have been incurred under this clause (28) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (28); and (29) Indebtedness of Holdings or any of its Restricted Subsidiaries arising pursuant to any Permitted Tax Restructuring. (c) For purposes of determining compliance with this Section 4.07, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt, or is entitled to be incurred pursuant to Section 4.07(a) hereof, Holdings will be permitted to classify such item of Indebtedness on the date of its incurrence, or later divide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.07 and without giving pro forma effect thereto; provided that amounts outstanding under the Senior Credit Agreement on the Issue Date shall be incurred pursuant to Section 4.07(b)(1) and shall not be reclassified. The accrual of interest or premium, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.07. Notwithstanding any other provision of this Section 4.07, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this Section 4.07 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. (d) In connection with (x) the incurrence or issuance, as applicable, of revolving loan Indebtedness under this Section 4.07 or (y) any commitment to incur or issue Indebtedness, Disqualified Stock or preferred stock under this Section 4.07 and the granting of any Lien to secure such Indebtedness, the Issuers may designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance or granting of such Lien will be deemed for all purposes under this Indenture to have been incurred or issued or granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Consolidated First Lien Indebtedness Ratio, the Consolidated Secured Indebtedness Ratio, the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith). (e) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.07. (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness

-75- was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing. Provisions similar to those in this paragraph shall apply in determining compliance with Section 4.10 hereof. The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of Indebtedness, in the case of any Indebtedness issued with original issue discount; (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (a) the Fair Market Value of such assets at the date of determination; and (b) the amount of the Indebtedness of the other Person. Section 4.08 Asset Sales. Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (1) Holdings (or one or more of its Restricted Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by Holdings or such Restricted Subsidiary, together with all other Asset Sales since the Issue Date (on a cumulative basis) exclusive of indemnities, as the case may be, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash: (A) any liabilities, as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet (or in the notes thereto), of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in contractual right of payment to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which Holdings or such Restricted Subsidiary shall have been validly released, or are otherwise discharged or retired in connection with such Asset Sale; (B) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; (C) any Equity Interests or assets of the kind referred to in clauses (3) or (4) of the next paragraph of this Section 4.08;

-76- (D) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Holdings or any other Restricted Subsidiary is released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and (E) any Designated Non-cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale; provided that at the time of receipt of such Designated Non-cash Consideration, the aggregate Fair Market Value of all Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), less the amount of Net Proceeds previously realized in cash or Cash Equivalents from the sale of previously received Designated Non-cash Consideration is less than the greater of (x) $100,000,000 and (y) 10% of Consolidated EBITDA for the Applicable Measurement Period (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); provided that with respect to any Asset Sale, the determination of compliance with clauses (1) and (2) above may be made, at the Issuer’s option, on either (x) the date on which such Asset Sale is completed or (y) the date on which a definitive agreement for such Asset Sale is entered into; provided, further, in the case of subclause (y), the definitive agreement shall not be subsequently amended by Holdings or the applicable Restricted Subsidiary in a manner that could cause the Asset Sale to not be in compliance with clauses (1) and (2) as of the date of such amendment. Within eighteen (18) months after the receipt of any Net Proceeds from an Asset Sale, Holdings (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds: (1) (a) to repay Indebtedness and other Obligations of the Issuers or any Guarantor under any Senior Credit Facility and to correspondingly reduce commitments (if any) with respect thereto, (b) to repay Obligations under the Notes or (c) to redeem or repurchase First Lien Obligations (other than the Senior Credit Facility or the Notes) permitted to be incurred by the Issuers or any Guarantor under the terms of this Indenture and to correspondingly reduce commitments (if any) with respect thereto; provided that if the Issuers or any Guarantor shall so repay other First Lien Obligations pursuant to the preceding clause (c), the Issuers shall have also used (or made an offer, in the case of clause (iii) below, with) a portion of such Net Proceeds pro rata in proportion to the amount thereof used to so repay other First Lien Obligations (based on the respective principal amounts of the Notes and such other First Lien Obligations prior to such repayment) (the “Pro Rata Amount”) to (i) redeem the Pro Rata Amount of Notes as provided under Section 3.07 hereof, (ii) purchase the Pro Rata Amount of Notes that may be repurchased through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) make an offer to purchase the Pro Rata Amount of Notes pursuant to an offer made to all Holders in accordance with the procedures set forth in Section 3.09 hereof for an Asset Sale Offer at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; (2) to the extent the Net Proceeds are attributable to an Asset Sale of assets, rights or Equity Interests that do not constitute Collateral, to repay Indebtedness secured by such assets, rights or Equity Interests or to repay any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and to correspondingly reduce commitments (if any) with respect thereto; (3) to acquire all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary of Holdings or to increase the percentage ownership by Holdings (or a Restricted Subsidiary) in a Restricted Subsidiary; (4) to make a capital expenditure or other investment in the business of Holdings and its Restricted Subsidiaries (including in other acquisitions permitted under this Indenture and in working capital or trading activities);

-77- (5) to use such proceeds to comply with applicable capital requirements or finance the working capital needs of a Broker-Dealer Subsidiary, an operating regulated entity or a licensed mortgage Restricted Subsidiary or an Equivalent Regulated Subsidiary (or to make Permitted Investments or Restricted Investments permitted to be made under Section 4.05 hereof which will be so used by a Broker- Dealer Subsidiary, an operating regulated entity or a licensed mortgage Restricted Subsidiary or an Equivalent Regulated Subsidiary); (6) to repay Trading Debt and to correspondingly reduce commitments (if any) with respect thereto; or (7) a combination of the foregoing clauses (1) through (6). provided, however, that, in the case of clauses (3) and (4) above, a commitment to make such acquisition, make a capital expenditure or other investment made pursuant to a definitive binding agreement that is executed during such eighteen (18) month period shall be treated as a permitted application of the Net Proceeds so long as such acquisition or expenditure is consummated within six (6) months of the end of such eighteen (18) month period and, in the event such Net Proceeds are not so invested by the end of such additional six month period, then such Net Proceeds shall constitute Excess Proceeds. Pending the final application of any Net Proceeds, Holdings may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales (other than Excluded Net Proceeds) that are not applied or invested as provided in the second paragraph of this Section 4.08 will constitute “Excess Proceeds.” Within 15 days after the aggregate amount of Excess Proceeds exceeds the greater of (x) $100,000,000 and (y) 10% of Consolidated EBITDA for the Applicable Measurement Period, the Issuers will make an Asset Sale Offer to all Holders and, to the extent the Issuers are required by the terms thereof, all holders of other First Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Notes and such other First Lien Obligations required to be purchased or redeemed, to purchase the maximum principal amount of Notes and purchase or redeem such other First Lien Obligations that may be purchased or redeemed with the Asset Sale Percentage of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes or such other First Lien Obligations, plus accrued and unpaid interest to (but not including) the date of purchase (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), and will be payable in cash. If (x) any Excess Proceeds remain after consummation of an Asset Sale Offer or (y) the Issuers were not required to make an Asset Sale Offer with any Excess Proceeds as a result of the Asset Sale Percentage being less than 100%, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture (such amounts, “Asset Sale Retained Proceeds”). If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee or DTC will select the Notes to be purchased on a pro rata basis, and in any event, in accordance with applicable procedures of DTC. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. To the extent that the Issuers have reasonably determined that repatriation of (i) any or all of the Net Proceeds of any Asset Sales by a Foreign Subsidiary is prohibited, restricted or delayed by applicable local law or (ii) any or all of the Net Proceeds of any Assets Sales by a Foreign Subsidiary could result in a material adverse tax consequence, the portion of such Net Proceeds so affected will not constitute Net Proceeds or be required to be applied in compliance with this Section 4.08; provided that, in any event, the Issuers shall use their commercially reasonable efforts to take actions within their reasonable control that are reasonably required to eliminate such tax effects. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.08, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.08 by virtue of such compliance.

-78- Section 4.09 Transactions with Affiliates. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each, an “Affiliate Transaction”) involving aggregate payments or consideration in cash in excess of the greater of (x) $25,000,000 and (y) 2.5% of Consolidated EBITDA for the Applicable Measurement Period, unless: (1) the Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of (x) $100,000,000 and (y) 10.0% of Consolidated EBITDA for the Applicable Measurement Period, the Issuers deliver to the Trustee, a resolution of the Board of Directors of Holdings set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.09 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Holdings; provided, however, that in the event there are no disinterested members of the Board of Directors of Holdings, the Board of Directors of Holdings shall also have received a written opinion from an accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial standpoint, to Holdings and its Restricted Subsidiaries or is not less favorable to Holdings and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a non-Affiliate. (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.09(a) hereof: (1) Restricted Payments that do not violate the provisions of Section 4.05 hereof; (2) Permitted Investments; (3) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, reimbursements, severance arrangements, health, stock option and other benefit plans) and indemnification arrangements with respect to directors, officers, employees and consultants of Holdings, any of its Restricted Subsidiaries and any direct or indirect parent thereof; (4) ordinary course non-exclusive license agreements relating to intellectual property not interfering in any material respect with the ordinary conduct of business of or the value of such intellectual property to Holdings or any of its Restricted Subsidiaries subject to the Liens created in favor of the Notes Secured Parties under the Collateral Documents; (5) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business of Holdings and its Restricted Subsidiaries and not otherwise prohibited by the terms of this Indenture; (6) sales of Equity Interests (other than Disqualified Stock) of Holdings to Affiliates not otherwise prohibited by this Indenture and the granting of registration and other rights in connection therewith; (7) any transaction with an Affiliate where the only consideration paid by Holdings or any Restricted Subsidiary is Equity Interests (other than Disqualified Stock) of Holdings;

-79- (8) transactions with a Person (other than an Unrestricted Subsidiary of Holdings) that is an Affiliate of Holdings solely because Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; (9) transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment thereto or renewal thereof (so long as any such amendment or renewal is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date); (10) transactions between or among Holdings and/or its Restricted Subsidiaries; (11) advances to or reimbursements of expenses incurred by directors, officers and employees of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent of Holdings for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business; (12) transactions between Holdings or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of Holdings or any direct or indirect parent company of Holdings, and such common director is the sole cause for such other Person to be deemed an Affiliate of Holdings or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of Holdings or any direct or indirect parent company of Holdings, as the case may be, on any transaction with such other Person; (13) any transaction in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.09(a); (14) transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of Holdings or any Restricted Subsidiary of Holdings in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of Holdings or such Restricted Subsidiary (except as otherwise permitted under this Section 4.09); (15) pledges of Equity Interests of any Unrestricted Subsidiary; (16) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings or any Restricted Subsidiary of Holdings and not for the purpose of circumventing any provision of this Indenture; (17) any merger, consolidation or reorganization of Holdings or the Issuers with an Affiliate of Holdings solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating Holdings or the Issuers in a new jurisdiction; (18) the entry by Holdings into underwriting agreements, purchase agreements or other similar agreements in connection with offerings of securities of any direct or indirect parent company of Holdings and the provision of customary representations, warranties, covenants and indemnities in respect of such parent company, its Subsidiaries and the offering in connection therewith; (19) payments by Holdings (and any direct or indirect parent thereof), the Issuers and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any direct or indirect parent thereof), the Issuers and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Issuers and the Restricted Subsidiaries, to the extent payments are Permitted Tax Distributions;

-80- (20) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice or industry norm; (21) transactions pursuant to any Permitted Securitization Financing or a receivables sale or financing; (22) transactions permitted by, and complying with, Section 5.01; (23) any employment agreements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business; (24) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Holdings) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and (25) Permitted Tax Restructurings. Section 4.10 Liens. Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens. For purposes of determining compliance with this Section 4.10, (a) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (b) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.10 and without giving pro forma effect thereto; provided that Liens securing amounts outstanding under the Senior Credit Agreement on the Issue Date or securing Indebtedness incurred pursuant to the commitments in effect under the Senior Credit Agreement on the Issue Date shall be incurred pursuant to clause (1)(x) of the definition of Permitted Liens and shall not be reclassified. In addition, with respect to any revolving loan Indebtedness or commitment relating to the incurrence of Indebtedness that is designated to be incurred on a Deemed Date pursuant to Section 4.07(e) hereof, any Lien that does or that shall secure such Indebtedness may also be designated by the Issuers or any Restricted Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for all purposes under this Indenture to be incurred on such Deemed Date, including for purposes of calculating usage of any “Permitted Lien,” the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Consolidated First Lien Indebtedness Ratio, the Consolidated Secured Indebtedness Ratio, the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions and pro forma events in connection therewith). With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

-81- Section 4.11 Existence. Subject to Article 5 and Article 11 hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence. Section 4.12 Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Issuers at such time have given notice of redemption with respect to all outstanding Notes pursuant to Section 3.07 hereof, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, unless the Issuers at such time have given notice of redemption with respect to all outstanding Notes pursuant to Section 3.07 hereof, the Issuers will send, electronically or by first class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below (in which case the expected repurchase date will be stated and may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control Triggering Event and which may be tolled until the closing of such transaction), in each case, and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (other than as may be required by law) (the “Change of Control Payment Date”); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Article 3 or Section 4.12 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Article 3 hereof or this Section 4.12 by virtue of such compliance.

-82- (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful: (1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers. The Paying Agent will promptly transmit (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee (at the request of the Issuers) will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such new Notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (c) The provisions of this Section 4.12 that require the Issuers to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. (d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of the Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.12. The closing date of any such Change of Control Offer made in advance of a Change of Control Triggering Event may be changed to conform to the actual closing date of the Change of Control. Additionally, the Issuers may, at their option, include in any Change of Control Offer an early tender payment, early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in Section 4.12(a). (e) Notwithstanding anything to the contrary in this Section 4.12, the Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 and Article 3 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. Section 4.13 Additional Note Guarantees. If (a) Holdings or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date and such Restricted Subsidiary enters into a Guarantee with respect to any Indebtedness under a Senior Credit Facility, Junior Lien Obligations or unsecured Indebtedness with an outstanding principal amount in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA for the Applicable Measurement Period of an Issuer or any Guarantor or (b) any Restricted Subsidiary that does not guarantee the Obligations under the Senior Credit Facilities as of the Issue Date later enters into a Guarantee with respect to any Indebtedness under a Senior Credit Facility, Junior Lien Obligations or unsecured Indebtedness of an Issuer or any Guarantor with an outstanding principal amount in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA for the Applicable Measurement Period, then that Restricted Subsidiary will within 30 days of the date on which it issues or incurs such Indebtedness or enters into such Guarantee, (i) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to this Indenture pursuant to which such Restricted Subsidiary will Guarantee the Notes, (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect to the Collateral Documents and (iii) take all actions required thereunder to perfect the Liens created thereunder. In

-83- connection with any supplemental indenture delivered pursuant to clause (i) above, Holdings shall deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by Holdings and constitutes legally valid and binding and enforceable obligations of Holdings (subject to customary qualifications and exceptions). Notwithstanding anything to the contrary, no Restricted Subsidiary that constitutes a Foreign Subsidiary, an Excluded Subsidiary, an Immaterial Subsidiary, an Excluded Regulated Subsidiary or an Excluded Domestic Subsidiary shall be required to become a Guarantor unless it enters into a Guarantee with respect to any Indebtedness under a Senior Credit Facility, Junior Lien Obligations or unsecured Indebtedness of the Issuers or any Guarantor with an outstanding principal amount in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA for the Applicable Measurement Period and (y) all Subsidiaries that have properly been designated as Unrestricted Subsidiaries under this Indenture shall not be required to be Guarantors for so long as they continue to constitute Unrestricted Subsidiaries. Section 4.14 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of Holdings may designate any Restricted Subsidiary other than either Issuer to be an Unrestricted Subsidiary if no Event of Default would be in existence following such designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, (1) the aggregate Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.05 hereof or under one or more clauses of the definition of Permitted Investments, as determined by Holdings and (2) any guarantee by Holdings or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an incurrence of such Indebtedness. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Holdings giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.05 hereof. The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Holdings; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.07 hereof; and (2) no Event of Default would be in existence following such designation. Section 4.15 Changes in Covenants when the Notes are Rated Investment Grade. If on any date following the Issue Date, (a) the Notes are assigned an Investment Grade Rating from at least two Rating Agencies and (b) no Default or Event of Default shall have occurred and be continuing, Holdings and the Restricted Subsidiaries will not be subject to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.13, 4.14 and clause (4) of Section 5.01(a) hereof (the “Suspended Covenants”). In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reinstatement Date”) any of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating following which the Notes do not have an Investment Grade Rating from at least two Rating Agencies, then the Suspended Covenants will be reinstated and Holdings and its Restricted Subsidiaries will be subject to the Suspended Covenants on and after such date. The period of time between the date of suspension of such covenants and the Reinstatement Date is referred to as the “Suspension Period.” Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Holdings and its Restricted Subsidiaries prior to such reinstatement that would have violated the Suspended Covenants shall result in a Default or Event of Default. After any such reinstatement, (a) with respect to Restricted Payments made after such Reinstatement Date, the amount available to be made as Restricted Payments will be

-84- calculated as though Section 4.05 hereof had been in effect since the date of this Indenture and, prior to, but not during the Suspension Period, and, accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.05(a) hereof, (b) any Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.07(b)(8) hereof, (c) any Affiliate Transaction entered into after the applicable Reinstatement Date pursuant to an agreement entered into during such Suspension Period shall be deemed to be permitted pursuant to Section 4.09(b)(9) hereof, (d) for purposes of Section 4.06 hereof, all contracts entered into during the Suspension Period prior to the Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.06(b)(1) hereof and (e) for purposes of Section 4.08 hereof, on the Reinstatement Date, the unutilized Excess Proceeds amount will be reset to zero. The Issuers will provide the Trustee with written notice of the commencement of any Suspension Period or Reinstatement Date. Until the Trustee receives such notice, it shall be entitled to assume no such Suspension Period or Reinstatement Date, as applicable, has occurred and will have no obligation to notify any Holder thereof until it has received such notice. In no event shall the Trustee be responsible for monitoring the ratings of the Notes. Section 4.16 After-Acquired Property; Assets Subject to Liens If an Issuer or any Guarantor acquires any After-Acquired Property (including any owned (but not leased) real property or improvements thereto or any interest therein (x) with a Fair Market Value in excess of $10,000,000 (as determined by Holdings at the time of acquisition thereof) and (y) that is not located in a “flood zone” (as determined by Holdings)) or if any material assets or property that would have constituted Collateral had such assets and property been owned by an Issuer or Guarantor on the Issue Date are held by any Subsidiary on or after the time it becomes a Guarantor (other than assets constituting Excluded Property or constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof), the Issuers will notify the Collateral Agent and will cause such assets to be subjected to a Lien securing the Indenture Obligations and the other First Lien Obligations and will take, and cause the Guarantors to take, such actions as shall be required under this Indenture and the Collateral Documents to grant and perfect such Liens, all at the expense of the Issuers and the Guarantors, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such assets to the same extent and with the same force and effect. Each Issuer and each Guarantor agrees that, in the event it takes any action to grant or perfect a Lien to secure any other First Lien Obligations in any assets, such Issuer or such Guarantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Indenture Obligations without the request of the Collateral Agent. Section 4.17 Information Regarding Collateral The Issuers shall furnish to the Collateral Agent, with respect to an Issuer or any Guarantor, prompt (and in any event within 30 days or such longer period reasonably agreed to by the Applicable Collateral Agent (as defined in the Intercreditor Agreement)) written notice of any change in such Person’s (i) legal name, (ii) the jurisdiction of incorporation or organization or in the form of its organization or (iii) organizational identification number. The Issuers and the Guarantors agree to make such filings and take such actions in connection with any such change such that the Collateral Agent shall continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the extent contemplated by the Collateral Documents, with the priority required by the Intercreditor Agreement. Each year, at the time of delivery of the annual report required by Section 4.03(a)(1), the Issuers shall deliver to the Trustee and the Collateral Agent an updated perfection certificate consistent with the perfection certificate delivered on the Issue Date or confirming that there has been no change in such information since the date of the perfection certificate delivered on the Issue Date or the date of the most recent certificate delivered pursuant to this Section 4.17.

-85- Section 4.18 Stay, Extension and Usury Laws. The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. ARTICLE 5 SUCCESSORS Section 5.01 Merger, Consolidation, or Sale of Assets. (a) Neither Holdings nor any Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Holdings or such Issuer is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless: (1) either: (A) Holdings or such Issuer is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; (2) the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuers under the Notes, this Indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee; (3) immediately after such transaction, no Event of Default exists; (4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period: (A) Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Leverage Ratio test or Fixed Charge Coverage Ratio test set forth in Section 4.07(a); or (B) either (x) the Fixed Charge Coverage Ratio for Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be greater than or equal to the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction or (y) the Consolidated Total Leverage Ratio for Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be equal to or less than the Consolidated Total Leverage Ratio of Holdings immediately prior to such transaction; and

-86- (5) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture. (b) Clauses (3) and (4) of Section 5.01(a) will not apply to: (1) a merger of Holdings or one of the Issuers with an Affiliate solely for the purpose of reincorporating Holdings or one of the Issuers in another jurisdiction; or (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuers and one or more of the Guarantors. Section 5.02 Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Holdings or an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Holdings or such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Holdings” or an “Issuer” shall refer instead to the successor Person and not to Holdings or such Issuer), and may exercise every right and power of Holdings or such Issuer under this Indenture with the same effect as if such successor Person had been named as Holdings or such Issuer herein and the predecessor Person shall be relieved from the obligation to pay the principal of and interest on the Notes and all other obligations under the Indenture Documents. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following is an “Event of Default”: (1) default for 30 consecutive days in the payment when due of interest on the Notes; (2) (a) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or (b) the failure to purchase Notes when required pursuant to Sections 4.08 or 4.12 hereof; (3) failure by Holdings or the Issuers to comply with the provisions of Section 5.01 hereof; (4) failure by Holdings or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture Documents (other than those described in clauses (1), (2) or (3) above); (5) any Material Indebtedness of Holdings or any of its Significant Subsidiaries (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default thereunder; (6) failure by Holdings or any of its Significant Subsidiaries (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay final judgments

-87- entered by a court or courts of competent jurisdiction aggregating in excess of the greater of $75,000,000 and 7.5% of Consolidated EBITDA for the Applicable Measurement Period (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 consecutive days; (7) except as expressly permitted by this Indenture and the Collateral Documents, any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or any Issuer or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents with respect to Collateral exceeding $75,000,000 in Fair Market Value shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case for 30 days after notice to the Issuers by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control; (8) the repudiation by Holdings, an Issuer or any Significant Subsidiary of any of its material obligations under the Collateral Documents and such default continues for 10 consecutive days; (9) except as permitted by this Indenture, any Note Guarantee of Holdings, any Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Holdings, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Holdings or such Guarantor or Guarantors, denies or disaffirms in writing its obligations under its Note Guarantee; (10) Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors, and (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

-88- Notwithstanding the foregoing, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or Holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to Holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of default or notice of acceleration (or other action). Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default or Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee or the Collateral Agent, as applicable, shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in Section 6.01(10) or (11) with respect to Holdings or an Issuer shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank. For the avoidance of doubt, the Trustee and the Collateral Agent shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. Neither the Trustee nor the Collateral Agent shall have any liability or responsibility to the Issuers, any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

-89- Section 6.02 Acceleration. In the case of an Event of Default specified in Section 6.01(10) or (11) hereof, with respect to Holdings or an Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived. In the event of any Event of Default specified in clause (5) of Section 6.01, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 30 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (z) if the default that is the basis for such Event of Default has been cured. In the event of any Event of Default specified in clause (4) of Section 6.01 relating to a failure to furnish or file in a timely manner a report or other information or conduct a conference call required by Section 4.03, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, upon furnishing or filing such report or other information or conducting a conference call as contemplated by such Section 4.03 (but without regard to the date on which such report or other information is so furnished or filed). Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or

-90- this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. Section 6.06 Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) such Holder gives to the Trustee written notice that an Event of Default is continuing; (2) Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request. Notwithstanding any provision of this Indenture to the contrary, no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien. Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation,

-91- expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10 Priorities. Subject to the terms of the Intercreditor Agreement and any Junior Lien Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order: First: to the Trustee, the Collateral Agent, and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection; Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any and interest, respectively; and Third: to the Issuers or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes. ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

-92- (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, bad faith or its own willful misconduct, except that: (1) this Section 7.01(c) does not limit the effect of Section 7.01(b); (2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01. (e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Issuers. (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity

-93- or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. (g) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has received actual written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder or under any Indenture Document, including the Collateral Agent. (j) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. (l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof. Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing (of which a Trust Officer has received actual written notice at the Corporate Trust Office of the Trustee) and if it is actually known to a Trust Officer, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within the later of (a) 90 days after it occurs and (b) 15 days after the Trustee obtains actual knowledge of such Default or Event of Default. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder; provided that the Trustee has no duty to determine whether any such action is prejudicial to any Holder or that would result in the Trustee incurring personal liability. Except in the case

-94- of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Section 7.06 Reports by Trustee to Holders of the Notes. (a) Within 60 days after each March 15 beginning with March 15, 2025, and for so long as Notes remain outstanding, the Trustee will deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit all reports as required by TIA § 313(c). (b) A copy of each report at the time of its delivery to the Holders of Notes will be delivered by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof. Section 7.07 Compensation and Indemnity. (a) The Issuers will pay to the Trustee and the Collateral Agent from time to time such compensation as shall be agreed in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel. (b) The Issuers and the Guarantors, on a joint and several basis, will indemnify the Trustee and the Collateral Agent (which for purposes of this Section 7.07(b) shall include its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined to have been caused by its own negligence, bad faith or willful misconduct. The Trustee and the Collateral Agent will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee and the Collateral Agent will cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. (c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture. (d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee and the Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture. (e) When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in clause (10) or (11) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

-95- (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable. Section 7.08 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if: (1) the Trustee fails to comply with Section 7.10 hereof; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a custodian or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers. (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuers, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee. Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

-96- This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b). Section 7.11 Preferential Collection of Claims Against Issuers. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may at any time, at the option of the Board of Directors of Holdings evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Section 8.02 Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.05 hereof; (2) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and (4) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof. Section 8.03 Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations contained in Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13 and 4.14 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed

-97- “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(9) hereof will not constitute Events of Default. Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof: (1) the Issuers must irrevocably deposit with the Trustee (or such other entity designated by the Trustee for this purpose), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient (if non-callable Government Securities have been deposited, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants), to pay the principal of, or interest or premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Issuers as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that: (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowing);

-98- (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound; (6) the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and (7) the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been satisfied. Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof and will only be required if non-callable Government Securities have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06 Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal or premium, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

-99- Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents without the consent of any Holder of Note: (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to such Issuer or such Guarantor pursuant to Article 5 or Article 11 hereof; (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder; (5) to conform the text of the Indenture Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision thereof, as evidenced by an Officer’s Certificate; (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; (7) to evidence and provide for the acceptance and appointment under this Indenture or the Intercreditor Agreement of a successor trustee or the Collateral Agent pursuant to the requirements hereof or to provide for the accession by the Trustee or Collateral Agent to any Collateral Document; (8) to allow any additional Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of this Indenture; or (9) to enter into additional or supplemental Collateral Documents (including to add Additional First Lien Secured Parties and Junior Lien Secured Parties to any Collateral Documents and to secure any Additional First Lien Obligations or Junior Lien Obligations) or to release Collateral from the Lien of this Indenture or the Collateral Documents in accordance with the terms of this Indenture and the Collateral Documents.

-100- Upon the request of the Issuers accompanied by resolutions of the Issuers’ Boards of Directors authorizing the execution of any such amended or supplemental indenture or amendment or supplement to any other Indenture Document, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental indenture or amendment or supplement to another Indenture Document (and/or, in the case of a Collateral Document, instruct the Collateral Agent to execute such amendment or supplement to such Collateral Document) authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent will not be obligated to enter into such amended or supplemental indenture or amendment or supplement to another Indenture Document (or provide such instruction) that adversely affects their own rights, duties, benefits, privileges, protections, indemnities or immunities under this Indenture or otherwise. Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuers, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents (including, without limitation, Sections 3.09, 4.08 and 4.12 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Upon the request of the Issuers accompanied by resolutions of the Issuers’ Boards of Directors authorizing the execution of any such amended or supplemental indenture or amendment or supplement to any other Indenture Document, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental indenture or amendment or supplement to another Indenture Document (and/or, in the case of a Collateral Document, instruct the Collateral Agent to execute such amendment or supplement to such Collateral Document) unless such amended or supplemental indenture adversely affects the Trustee’s or the Collateral Agent’s own rights, duties, benefits, privileges, protections, indemnities or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent may in their discretion, but will not be obligated to, enter into such amended or supplemental indenture or amendment or supplement to another Indenture Document (or provide such instruction). It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of the Indenture Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

-101- (2) (a) reduce the principal of or change the fixed maturity of any Note or (b) reduce the amount payable upon the redemption of any Note, or in respect of an optional redemption, the times at which the Note may be redeemed; (3) reduce the stated rate of or extend the stated time for payment of interest on any Note; (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (5) make any Note payable in money other than that stated in the Notes; (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the contractual rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes; (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.08 or 4.12 hereof); (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; (9) contractually subordinate the Notes or any Note Guarantee to any other Indebtedness of the Issuers or any Guarantor; or (10) make any change in the preceding amendment and waiver provisions. In addition, without the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with the Indenture Documents. Section 9.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Notes have consented. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. Section 9.04 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

-102- Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.05 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture or amendment or supplement to another Indenture Document (or instruction to the Collateral Agent) authorized pursuant to this Article 9 if the amendment or supplement (or instruction) does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture or amendment or supplement to another Indenture Document until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture or amendment or supplement to another Indenture Document (or instruction to the Collateral Agent), the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. ARTICLE 10 COLLATERAL AND SECURITY Section 10.01 Collateral Documents. (a) The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Indenture Documents, according to the terms hereunder or thereunder, will be secured as provided in the Collateral Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of this Indenture and the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (and the Trustee, if applicable) to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, make all filings (including filings of constitution statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the Intercreditor Agreement and any Junior Lien Intercreditor Agreement, Holdings and the Issuers will take, and Holdings will cause its Restricted Subsidiaries to take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of Holdings, the Issuers and the Subsidiary Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens. Section 10.02 Release of Collateral. (a) The Lien in and on the Collateral may be released at any time or from time to time in accordance with the provisions of the Collateral Documents. The Collateral Agent’s Lien on specific Collateral created by the Collateral Documents will no longer secures the Obligations automatically, without the need for any further action by any Person with respect to: (1) Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than an Issuer or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by an Issuer or a

-103- Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Collateral Documents; (2) the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture; (3) any property or asset of an Issuer or a Guarantor that is or becomes Excluded Property; and (4) to the extent, if any, required by the Intercreditor Agreement; provided, however, that notwithstanding any other provision of this Indenture or the Collateral Documents, except as provided in clause (4) above, Liens securing the Notes and the Note Guarantees on all or substantially all of the Collateral may be released only pursuant to the terms of Section 10.05 hereof. If any circumstances described in clauses (1) to (4) shall occur, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that the Collateral Agent’s Lien on the applicable Collateral created by the Collateral Documents no longer secures the Obligations. (b) Notwithstanding anything to the contrary contained herein, whenever the Trustee or Collateral Agent is asked to execute a release or the Trustee is asked to deliver a certificate to the Collateral Agent pursuant to Section 10.02(a) or 10.05, the Issuers shall deliver an Opinion of Counsel and Officer’s Certificate stating that all conditions precedent to the applicable release in the Indenture Documents have been satisfied and such release is permitted by the Indenture Documents. Section 10.03 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents. Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may (but shall have no obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions required under this Indenture or the Collateral Documents in order to: (1) enforce any of the terms of the Collateral Documents; and (2) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder. The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee). Section 10.04 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture. Section 10.05 Termination of Security Interest. Upon the payment in full of all Obligations of the Issuers and the Guarantors under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 or upon receipt of the consent of Holders of the requisite percentage of Notes in

-104- accordance with Article 9, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents. Section 10.06 Collateral Agent (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Collateral Documents, and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.06. The provisions of this Section 10.06 are solely for the benefit of the Collateral Agent and none of the Trustee, the Holders nor any of the Grantors shall have any rights as a third-party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture and the Collateral Documents and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Indenture Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (b) The Collateral Agent may perform any of its duties under this Indenture and the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith. (c) None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Indenture Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of any Grantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

-105- (d) The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Before the Collateral Agent acts or refrains from acting at the request or direction of the Issuers or a Guarantor as expressly provided in a Collateral Document, it may require an Officer’s Certificate and an Opinion of Counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Subject to the terms of the Collateral Documents, in each other case that the Collateral Agent may or is required hereunder or under any other Indenture Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Indenture Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Trust Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.06 and the terms of the Intercreditor Agreement). (f) The Collateral Agent may resign at any time by giving thirty (30) days’ written notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent provides written notice of its resignation under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the expense of the Issuer. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.06 (and Section 7.07) shall continue to inure to its benefit, and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. (g) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Trustee nor the Collateral Agent will be liable for the acts or omissions of any co-Collateral Agent appointed with due care hereunder. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

-106- (h) The Trustee and each Holder, by acceptance of the Notes, agrees that the Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Collateral Documents, (iv) bind the Holders on the terms as set forth in the Collateral Documents, (v) perform and observe its obligations under the Collateral Documents and (vi) enter into amendments and supplements of the Collateral Documents in accordance with the terms set forth in such agreements. Upon the receipt by the Collateral Agent of a written request of the Issuers signed by an Officer of the Issuers (a “Collateral Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 10.06(h), (ii) state that the applicable Collateral Document is required or permitted under the terms of this Indenture or another Collateral Document then existing and (iii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents. (i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture or the Collateral Documents, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 7, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents. (j) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon written request from the Issuers, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. (k) Beyond the exercise of reasonable care in the custody of any possessory Collateral, the Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Collateral Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents (but then only to the extent such direction is accompanied by indemnity as provided for in this Section 10.06). (l) If any Grantor (i) incurs any obligations in respect of other First Lien Obligations at any time when the Intercreditor Agreement is not in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of the Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder. (m) If any Grantor incurs any Junior Lien Obligations, such Grantor shall deliver to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into a Junior Lien Intercreditor

-107- Agreement, and the Collateral Agent shall (and is hereby authorized and directed to) enter into such Junior Lien Intercreditor Agreement (at the sole expense and cost of the Issuers, including legal fees and expenses of the Collateral Agent), which Junior Lien Intercreditor Agreement shall bind the Holders on the terms set forth therein and the Collateral Agent shall perform and observe its obligations thereunder. (n) No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent (or the Trustee) against potential costs and liabilities incurred by the Collateral Agent (or the Trustee) relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be insufficient under the circumstances. (o) The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel and (iv) shall not be liable for acting pursuant to direction from the Trustee or the Holders of a majority in aggregate principal amount of the Notes. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. (p) The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any other Grantor under this Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Indenture Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Document of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Indenture Documents. (q) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable),

-108- judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. (r) The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture. (s) Notwithstanding anything to the contrary in this Indenture or any other Indenture Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Indenture Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in any relevant jurisdiction)), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby. (t) The Issuers shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.07. ARTICLE 11 NOTE GUARANTEES Section 11.01 Guarantee. (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence,

-109- presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Indenture Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Indenture Obligations as provided in Article 6 hereof, such Indenture Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee. Section 11.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws discussed below, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. In addition, the obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws discussed below, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, that would not render the such Note Guarantee voidable under laws affecting the rights available to guarantors or sureties (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) and to comply with other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners. Holdings shall not be obligated to cause any Restricted Subsidiary to guarantee the Notes to the extent that such Note Guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in (x) any liability for the officers, directors or shareholders of such Restricted Subsidiary or (y) any violation of applicable law that cannot be prevented or otherwise avoided through measures reasonably available to Holdings or the Restricted Subsidiary (as determined by Holdings in its sole discretion). Section 11.03 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

-110- If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. In the event that Holdings or any of its Restricted Subsidiaries creates or acquires any Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary after the date of this Indenture, if required to provide a Note Guarantee by Section 4.13 hereof, Holdings will cause such Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary to comply with the provisions of Section 4.13 hereof and this Article 11, to the extent applicable. Section 11.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 10.02 and Section 11.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Holdings, an Issuer or another Subsidiary Guarantor, unless either: (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee and appropriate Collateral Documents; or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.08 hereof. Clauses (a) and (b) above will not apply to a merger of a Subsidiary Guarantor with or into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Subsidiary Guarantor, reincorporating such Subsidiary Guarantor in another jurisdiction or changing the legal form of such Subsidiary Guarantor. The successor Person (if not such Subsidiary Guarantor) will be the successor in interest to such Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture, and the predecessor Guarantor shall be released from its Notes Guarantee. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof. Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor. Section 11.05 Releases. The Note Guarantee of a Guarantor will be automatically and unconditionally released: (a) only with respect to a Subsidiary Guarantor, as a result of any sale, distribution or other disposition (including by way of consolidation or merger) of such Guarantor or in connection with any sale

-111- or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Holdings or a Restricted Subsidiary of Holdings, if the sale or other disposition does not violate the provisions of Section 4.08 hereof; (b) only with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of the Equity Interests of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Holdings or a Restricted Subsidiary of Holdings or any other sale, issuance or disposition of Equity Interest of that Subsidiary Guarantor that causes it to cease to be a Subsidiary of Holdings, in each case, if the sale, issuance or other disposition does not violate the provisions of Section 4.08 hereof; (c) if Holdings designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; (d) only with respect to a Subsidiary Guarantor, if that Subsidiary Guarantor becomes a Foreign Subsidiary, an Excluded Subsidiary, an Immaterial Subsidiary, an Excluded Regulated Subsidiary or an Excluded Domestic Subsidiary; (e) only with respect to a Subsidiary Guarantor, if that Subsidiary Guarantor is released or discharged of its guarantee of Indebtedness (other than as a result of payment thereon by such Guarantor following a default by the direct obligor of such Indebtedness) under the guarantee that resulted or would have resulted in the obligation of such Subsidiary Guarantor to provide a Note Guarantee if such Subsidiary Guarantor would not then otherwise be required to provide a Note Guarantee; (f) only with respect to a Subsidiary Guarantor, upon the liquidation or dissolution of such Subsidiary Guarantor in a manner not in violation of the applicable provisions of this Indenture; (g) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; (h) upon the full and final payment of the Notes and performance of all Obligations of the Issuers and the Guarantors under this Indenture, the Notes and the Note Guarantees; (i) in accordance with Article 9 hereof; (j) as result of any transaction permitted under Section 5.01 and Section 11.04 hereof; (k) a Subsidiary Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest by the Applicable Collateral Agent (as defined in the Intercreditor Agreement) or other exercise of remedies in respect thereof, in each case in accordance with the terms of the Intercreditor Agreement; or (l) upon the commencement of a Suspension Period; provided that upon a Reinstatement Date, Holdings and each Subsidiary Guarantor that was released pursuant to this clause (l) shall be required to execute and deliver to the Trustee a supplemental indenture, and take such other actions required by Section 4.13 as if such Guarantor was as newly acquired or formed Restricted Subsidiary of Holdings within the timeline specified in such Section 4.13, after which time Holdings and such released Subsidiary Guarantors will Guarantee the Notes. Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

-112- Upon delivery by the Issuers to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such release has occurred in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee. Each of the releases set forth above (other than clause (i)) shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee. ARTICLE 12 SATISFACTION AND DISCHARGE Section 12.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when: (1) either: (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, have been delivered to the Trustee for cancellation; or (b) all Notes that have not been delivered to the Trustee for cancellation either (x) have become due and payable by reason of the delivery of a notice of redemption or otherwise, (y) will become due and payable within one year or (z) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in each case, an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or such other entity designated by the Trustee for this purpose) as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Issuers as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption; (2) an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and (3) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

-113- Section 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent. ARTICLE 13 MISCELLANEOUS Section 13.01 Notices. Any notice or communication by the Issuers, any Guarantor, the Collateral Agent or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: If to the Issuers and/or any Guarantor: Virtu Financial, Inc. 1633 Broadway New York, NY 10019 Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Attention: John C. Kennedy and Christodoulos Kaoutzanis If to the Trustee and/or the Collateral Agent: U.S. Bank Trust Company, National Association 60 Livingston Avenue, EP-MN-WS3D Saint Paul, MN 55107-2292 Attention: VFH Parent Notes Administrator Email: brandon.bonfig@usbank.com The Issuers, any Guarantor, the Collateral Agent or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage

-114- prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery (or, in the case of Notes held in book- entry form, by electronic transmission) to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee, the Collateral Agent and each Agent at the same time. In addition to the foregoing, each of the Trustee and the Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee or the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. Section 13.02 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c). Section 13.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee: (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Section 13.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

-115- (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Section 13.05 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. Section 13.06 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of an Issuer, Parent or any Guarantor, as such, will have any liability for any obligations of the Issuers, Parent or the Guarantors under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 13.07 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Section 13.08 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 13.09 Successors. All agreements of the Issuers in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof. Section 13.10 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Section 13.11 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

-116- Section 13.12 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 13.13 Submission to Jurisdiction The Issuers, each Guarantor and the Trustee hereby irrevocably submit to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Note Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Section 13.14 Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE GUARANTEES, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. Section 13.15 Tax Matters. Each of the Issuers and the Trustee agree (i) to cooperate and to provide the other with such reasonable information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability. Section 13.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. [Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above. VIRTU FINANCIAL LLC, as Holdings VFH PARENT LLC, as Issuer GLOBAL COLOCATION SERVICES LLC, IMPALA BORROWER LLC, NATIONAL TOWER COMPANY LLC, ORCHESTRA BORROWER LLC, SERVICES DEVELOPMENT COMPANY LLC, VIRTU FINANCIAL ENERGY AND COMMODITIES, LLC, VIRTU FINANCIAL F/X LLC, VIRTU FINANCIAL GLOBAL SERVICES LLC, VIRTU FINANCIAL OPERATING LLC, VIRTU FINANCIAL SERVICES LLC, VIRTU GETCO HOLDING COMPANY LLC, VIRTU ITG ANALYTICS LLC, VIRTU ITG GLOBAL PRODUCTION LLC, VIRTU ITG GLOBAL TRADING LLC, VIRTU ITG HOLDINGS LLC, VIRTU ITG PLATFORMS LLC, VIRTU ITG SOFTWARE SOLUTIONS LLC, VIRTU ITG SOLUTIONS NETWORK LLC, VIRTU KCG HOLDINGS LLC, VIRTU KNIGHT CAPITAL GROUP LLC, VIRTU STRATEGIC HOLDINGS LLC, VIRTU TECHNOLOGIES LLC, as Subsidiary Guarantors By: /s/ Sean Galvin Name: Sean Galvin Title: Chief Financial Officer VALOR CO-ISSUER, INC., as Co-Issuer By: /s/ Sean Galvin Name: Sean Galvin Title: Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent By /s/ Brandon Bonfig Name: Brandon Bonfig Title: Vice President

A-1 EXHIBIT A [FORM OF NOTE] [Face of Note] [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Temporary Regulation S Legend, if applicable pursuant to the provisions of the Indenture] [CUSIP NO. ISIN ] 7.50% Senior First Lien Notes due 2031 No. [ ]-[ ] $ VFH PARENT LLC VALOR CO-ISSUER, INC. promises to pay to CEDE & CO., or its registered assigns, the principal sum of ____________________________ DOLLARS, [as may be increased or decreased on the attached Schedule of Exchanges of Interests in the Global Note,] on June 15, 2031. Interest Payment Dates: June 15 and December 15 Record Dates: June 1 and December 1 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

A-2 Dated: , 20 VFH PARENT LLC By: Name: Title: VALOR CO-ISSUER, INC. By: Name: Title:

A-3 This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory

A-4 [Back of Note] 7.50% Senior First Lien Notes due 2031 Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) INTEREST. The Issuers promise to pay interest on the principal amount of this Note at 7.50% per annum from June 21, 2024 until maturity. The Issuers will pay interest semi-annually in arrears on each June 15 and December 15, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2024. The Issuers will pay interest on overdue principal at the interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and premium, if any, and interest at the office or agency of the Issuers maintained for such purpose, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. (4) INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of June 21, 2024 (the “Indenture”) among Holdings, the Issuers, the Subsidiary Guarantors party thereto from time to time, the Collateral Agent and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior first lien obligations of the Issuers. The Notes and the Note Guarantees will be secured, subject to Permitted Liens, by a pledge of (i) all personal property of the Issuers and the Guarantors; (ii) all Equity Interests of the Issuers, the Guarantors (other than Holdings) and the direct Subsidiaries of the Issuers and the Guarantors and all intercompany notes owed to any Issuer or any of the Guarantors by any Issuer, the Guarantors or any of their respective Subsidiaries and (iii) all proceeds of the foregoing, in each case, pursuant to the Collateral Documents referred to in the Indenture; provided, that the Collateral shall not include any Excluded Property. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder, however the Indenture imposes certain limitations on the ability of Holdings, the Issuers and the other Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of Holdings, the Issuers and each Subsidiary

A-5 Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property. (5) OPTIONAL REDEMPTION. (a) At any time prior to June 15, 2027, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to the issuance of any Additional Notes) upon not less than 10 nor more than 60 days’ prior notice, at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are or have been contributed to the common equity capital of Holdings or are or will be used to purchase Equity Interests (other than Disqualified Stock) of Holdings; provided that: (i) at least 50% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of any Additional Notes) (excluding Notes held by Holdings, any direct or indirect parent of Holdings and any Holdings’ Subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all outstanding Notes are concurrently being redeemed; and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering. (b) At any time prior to June 15, 2027, the Issuers may, on one or more occasions, also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to (but not including) the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). (c) At any time prior to June 15, 2027, the Issuers may, on one or more occasions, also redeem during each successive twelve-month period following the Issue Date up to 10% of the aggregate original principal amount of Notes (calculated after giving effect to the issuance of any Additional Notes), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 103% of the principal amount of Notes redeemed plus accrued and unpaid interest to (but not including) the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). (d) Except as set forth in subparagraphs (a), (b) or (c) of this paragraph (5) or in subparagraph (f) of this paragraph (5), the Notes will not be redeemable at the Issuers’ option prior to June 15, 2027. (e) On or after June 15, 2027, the Issuers may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date): Year Percentage 2027 ..................................................................................................... 103.750% 2028 ..................................................................................................... 101.875% 2029 and thereafter .............................................................................. 100.000% (f) In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept any tender offer in respect of the Notes (including a Change of Control Offer and an Asset Sale Offer) and the Issuers or a third party purchases all the Notes held by such Holders, the Issuers will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following the purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at the purchase price offered to all Holders in such tender offer (excluding any early tender premium or similar premium,

A-6 if any) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Notes is registered at the close of business on such record. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. The Trustee shall have no responsibility for calculating any redemption price. (6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or make an offer to purchase the Notes, except pursuant to Section 3.09, 4.08 and 4.12 of the Indenture. (7) REPURCHASE AT THE OPTION OF HOLDER. (a) If a Change of Control Triggering Event occurs, unless the Issuers at such time have given notice of a redemption pursuant to Section 5 hereof, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to (but not including) the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (in either case, the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. (b) If Holdings or a Restricted Subsidiary of Holdings consummates any Asset Sales, within 15 days after the aggregate amount of Excess Proceeds exceeds the greater of (x) $100.0 million and (y) 10% of Consolidated EBITDA for the Applicable Measurement Period, the Issuers will commence an Asset Sale Offer pro rata in proportion to the respective principal amounts of the Notes and such other First Lien Obligations required to be purchased or redeemed, to purchase the maximum principal amount of Notes (including any Additional Notes) and purchase or redeem such other First Lien Obligations that may be purchased or redeemed with the Asset Sale Percentage of Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes or such other First Lien Obligations, plus accrued and unpaid interest thereon to (but not including) the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other First Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds or the Issuers were not required to make an Asset Sale Offer with any Excess Proceeds as a result of the Asset Sale Percentage being less than 100%, the Issuers (or such Restricted Subsidiary) may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other First Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other First Lien Obligations to be purchased on a pro rata basis in accordance with applicable procedures of DTC. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes. (8) NOTICE OF REDEMPTION. Notice of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in

A-7 denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date. (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to conform the text of the Indenture Documents to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated June 11, 2024, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to evidence and provide for the acceptance and appointment under the Indenture or the Intercreditor Agreement of a successor trustee or the Collateral Agent pursuant to the requirements of the Indenture or to provide for the accession by the Trustee or the Collateral Agent to any Collateral Document, to allow any additional Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of the Indenture, to enter into additional or supplemental Collateral Documents (including to add Additional First Lien Secured Parties and Junior Lien Secured Parties to any Collateral Document and to secure any Additional First Lien Obligations or Junior Lien Obligations), to release Collateral from the Lien of the Indenture or the Collateral Documents in accordance with the terms of the Indenture and the Collateral Documents. (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes; (ii) (a) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or (b) the failure to purchase Notes when required pursuant to Section 4.08 or 4.12 of the Indenture, (iii) failure by Holdings or the Issuers to comply with Section 5.01 of the Indenture; (iv) failure by Holdings or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture Documents (other than those described in clauses (i), (ii) or (iii) above); (v) any Material Indebtedness of Holdings or any of its Significant Subsidiaries (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default thereunder; (vi) failure by Holdings or any of its Significant Subsidiaries (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of the greater of $75,000,000 and 7.5% of Consolidated EBITDA for the Applicable Measurement Period (not covered by independent third-party insurance as to which

A-8 liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 consecutive days; (vii) except as expressly permitted by the Indenture and the Collateral Documents, any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or any Issuer or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents with respect to Collateral exceeding $75,000,000 in Fair Market Value shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case for 30 days after notice to the Issuers by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control; (viii) the repudiation by Holdings, an Issuer or any Significant Subsidiary of any of its material obligations under the Collateral Documents and such default continues for 10 consecutive days; (ix) except as permitted by the Indenture, any Note Guarantee of Holdings, any Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Holdings, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Holdings or such Guarantor or Guarantors, denies or disaffirms in writing its obligations under its Note Guarantee; and (x) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of Holdings’ other Restricted Subsidiaries that are a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. In the event of any Event of Default specified in clause (v) of this paragraph (12), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 30 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (z) if the default that is the basis for such Event of Default has been cured. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in the Holders’ interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. Notwithstanding the foregoing, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or Holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to Holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of default or notice of acceleration (or other action). The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within 30 days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default. (13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee. (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

A-9 (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. (18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Virtu Financial LLC 1633 Broadway New York, NY 10019 Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel

A-10 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him. Date: Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-11 Option of Holder to Elect Purchase If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.08 or 4.12 of the Indenture, check the appropriate box below: Section 4.08 Section 4.12 If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased: $ Date: Your Signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No. Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-12 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE* The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount [at maturity] of this Global Note Amount of increase in Principal Amount [at maturity] of this Global Note Principal Amount [at maturity] of this Global Note following such decrease (or increase) Signature of authorized signatory of Trustee or Custodian * This schedule should be included only if the Note is issued in global form

B-1 EXHIBIT B [FORM OF CERTIFICATE OF TRANSFER] Virtu Financial LLC 1633 Broadway New York, NY 10022-1010 Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel U.S. Bank Trust Company, National Association 60 Livingston Avenue, EP-MN-WS3D Saint Paul, MN 55107-2292 Attention: VFH Parent Notes Administrator Email: brandon.bonfig@usbank.com Re: VFH Parent LLC and Valor Co-Issuer, Inc. 7.50% Senior First Lien Notes due 2031 Reference is hereby made to the Indenture, dated as of June 21, 2024 (the “Indenture”), among Virtu Financial LLC, a Delaware limited liability company (“Holdings”), the Issuers, the Subsidiary Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person

B-2 (other than the Initial Purchasers). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or (b) such Transfer is being effected to the Issuers, Holdings or a subsidiary thereof; or (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act. 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

B-3 Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers. [Insert Name of Transferor] By Name: Title: Dated:

B-4 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a) a beneficial interest in the: (i) 144A Global Note (CUSIP ), or (ii) Regulation S Global Note (CUSIP ), or (iii) IAI Global Note (CUSIP ), or (b) a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a) a beneficial interest in the: (i) 144A Global Note (CUSIP ), or (ii) Regulation S Global Note (CUSIP ), or (iii) IAI Global Note (CUSIP ), or (iv) Unrestricted Global Note (CUSIP ), or (b) a Restricted Definitive Note, or (c) an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

C-1 EXHIBIT C [FORM OF CERTIFICATE OF EXCHANGE] Virtu Financial LLC 1633 Broadway New York, NY 10022-1010 Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel U.S. Bank Trust Company, National Association 60 Livingston Avenue, EP-MN-WS3D Saint Paul, MN 55107-2292 Attention: VFH Parent Notes Administrator Email: brandon.bonfig@usbank.com Re: VFH Parent LLC and Valor Co-Issuer, Inc. 7.50% Senior First Lien Notes due 2031 Reference is hereby made to the Indenture, dated as of June 21, 2024 (the “Indenture”), among Virtu Financial LLC, a Delaware limited liability company (“Holdings”), the Issuers, the Subsidiary Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being

C-2 acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers. [Insert Name of Transferor] By Name: Title: Dated:

D-1 EXHIBIT D [FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR] Virtu Financial LLC 1633 Broadway New York, NY 10022-1010 Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel U.S. Bank Trust Company, National Association 60 Livingston Avenue, EP-MN-WS3D Saint Paul, MN 55107-2292 Attention: VFH Parent Notes Administrator Email: brandon.bonfig@usbank.com Re: VFH Parent LLC and Valor Co-Issuer, Inc. 7.50% Senior First Lien Notes due 2031 Reference is hereby made to the Indenture, dated as of June 21, 2024 (the “Indenture”), among Virtu Financial LLC, a Delaware limited liability company (“Holdings”), the Issuers, the Subsidiary Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that: 1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only to (A) to the Issuers, Holdings or any subsidiary thereof, (B) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” (as defined therein) that purchases for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of, and to which notice is given that the transfer is being made in reliance on, Rule 144A under the Securities Act, (C) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S under the Securities Act and in accordance with the laws applicable to us in the jurisdiction in which such purchase is made, (D) to an institutional “accredited investor” (as defined below) that is acquiring the Notes for its own account, or for the account of such an institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act in each case that (i) prior to the transfer, furnished (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter in the form of this certificate and (ii) is purchasing in a minimum principal amount of Notes of $250,000, (E)

E-2 pursuant to a registration statement that has been declared effective under the Securities Act or (F) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and, in each case, in compliance with applicable securities laws of any state or any other applicable jurisdiction, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. 3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) and (13) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. [Insert Name of Accredited Investor] By Name: Title: Dated:

E-1 EXHIBIT E [FORM OF SUPPLEMENTAL INDENTURE] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20 , among (the “Guaranteeing Subsidiary”), a subsidiary of Holdings, the Issuers and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”). W I T N E S S E T H: WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 21, 2024 providing for the issuance of 7.50% Senior First Lien Notes due 2031 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof. 4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Indenture Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws. 5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. 7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

E-2 8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

E-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: , 20 [GUARANTEEING SUBSIDIARY] By Name: Title: [ISSUERS] By Name: Title: [TRUSTEE], as Trustee By Authorized Signatory